As filed with the Securities and Exchange Commission on May 18, 2007
Registration No. 333-142596

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 1
To
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	72-1252405
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
3200 Southwest Freeway, Suite 2950
Houston, Texas 77027
(713) 780-9926
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Rishi Varma
Chief Administration Officer, Vice President & General Counsel
3200 Southwest Freeway, Suite 2950
Houston, Texas 77027
(713) 780-9926
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Kevin P. Lewis
Vinson & Elkins L.L.P.
First City Tower
1001 Fannin Street, Suite 2500
Houston, Texas 77002-6760
(713) 758-2222

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
     This Pre-effective Amendment No. 1 to the Registration Statement is being filed to add selling security holders, include information with respect to our rights plan and update information relating to the price of our common stock and the number of shares that are outstanding. No other substantive changes have been made to the Registration Statement.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated May 18, 2007
Prospectus
$150,000,000
Trico Marine Services, Inc.
3.00% Senior Convertible Debentures due 2027
and up to 2,963,565 Shares of Common Stock
Issuable Upon Conversion of the Debentures

This prospectus relates to $150,000,000 aggregate principal amount of 3.00% Senior Convertible Debentures Due 2027 (the “Debentures”) of Trico Marine Services, Inc. and the shares of common stock issuable upon conversion of such Debentures. This prospectus will be used by selling security holders to resell the Debentures and the common stock issuable upon the conversion of the Debentures. Additional selling security holders may be named by prospectus supplement.
We originally issued $125,000,000 of the debentures in a private placement on February 7, 2007 and $25,000,000 additional debentures in a private placement on February 15, 2007 upon the initial purchasers’ exercise of their option to purchase additional debentures.
The Debentures are convertible by holders into cash and in certain circumstances shares of our common stock, initially based on a conversion rate of 23.0216 shares per $1,000 principal amount of Debentures (equivalent to an initial conversion price of approximately $43.44 per share), subject to adjustment and certain limitations, all as described in this prospectus, at any time on or prior to the close of business on the business day immediately preceding the maturity date only under the following circumstances: (1) prior to January 15, 2025, on any date during any fiscal quarter (and only during such fiscal quarter) beginning after March 31, 2007 if the closing sale price of our common stock was more than 125% of the then current conversion price for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of the previous fiscal quarter; (2) at any time on or after January 15, 2025; (3) with respect to any Debentures called for redemption, until the close of business on the business day prior to the redemption date; (4) if we distribute to all or substantially all holders of our common stock rights or warrants entitling them to purchase, for a period of 45 calendar days or less, shares of our common stock at a price less than the average closing sale price for the ten trading days preceding the declaration date for such distribution; (5) if we distribute to all or substantially all holders of our common stock, cash or other assets, debt securities or rights to purchase our securities, which distribution has a per share value exceeding 10% of the closing sale price of our common stock on the trading day preceding the declaration date for such distribution; (6) during a specified period if a fundamental change occurs; or (7) during the five consecutive business-day period following any ten consecutive trading-day period in which the trading price for $1,000 principal amount of the Debentures on each trading day within the ten trading-day measuring period was less than 98% of the closing sale price of our common stock multiplied by the then current conversion rate on such trading day.
Upon conversion, we will deliver cash and shares of our common stock, if any, based on a daily conversion value (as described herein) calculated on a proportionate basis for each day of the 20 trading day conversion settlement averaging period. See “Description of the Debentures — Conversion Procedures — Settlement Upon Conversion.” In the event of certain types of fundamental changes, we will increase the conversion rate by a number of additional shares or, in lieu thereof, we may elect to adjust the conversion obligation and conversion rate so that the Debentures are convertible into shares of the acquiring or surviving company, in each case as described herein.
The Debentures will bear interest at a rate of 3.00% per year, payable semi-annually in arrears, on January 15 and July 15 of each year, commencing on July 15, 2007. The Debentures will mature on January 15, 2027.
We may redeem all or a part of the Debentures on or after January 15, 2012, at the prices described in this prospectus, plus accrued and unpaid interest (including additional interest, if any) to, but not including, the redemption date.
Holders may require us to repurchase all or a portion of their Debentures on January 15, 2014, January 15, 2017 and January 15, 2022 at a cash repurchase price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date. In addition, holders may require us to repurchase some or all of their Debentures upon a fundamental change at a cash repurchase price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date.

The Debentures are our senior unsecured obligations. As of December 31, 2006, approximately $10.1 million of our 6.11% Debentures due 2014 were outstanding, all of which was secured indebtedness.
Our common stock is listed on The Nasdaq Global Market under the symbol “TRMA.” The last reported sale price of our common stock on May 17, 2007 was $41.28 per share.
Investing in the Debentures involves risks. See “Risk Factors” beginning on page 7.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
                    , 2007.
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     In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it.
     You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, the selling security holders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered by the selling security holders. Each time a selling security holder sells securities, the selling security holder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling security holder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
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SUMMARY
     This summary highlights the information contained elsewhere or incorporated by reference in this prospectus. Because this is only a summary, it does not contain the information that may be important to you. You should read the following summary together with the more detailed information and our consolidated financial statements, including the accompanying Debentures, included elsewhere or incorporated by reference in this prospectus. You should also read this entire prospectus and the documents incorporated by reference in this prospectus before making an investment decision. You should carefully consider the information set forth under “Risk Factors.” In addition, certain statements include forward-looking information which involves risks and uncertainties. See “Forward-Looking Statements.”
     Except as otherwise set forth in this prospectus, the terms “the Company,” “we,” “our,” and “us” refer to Trico Marine Services, Inc. and its consolidated subsidiaries.
Our Company
     We are a leading provider of marine support vessels to the offshore oil and gas industry, primarily in the North Sea, Gulf of Mexico, West Africa, Mexico and, to a lesser extent, Brazil. Our diversified fleet of vessels provides a broad range of services to offshore oil and gas operators, including the transportation of drilling materials, supplies and crews to drilling rigs and other offshore facilities; towing drilling rigs and equipment from one location to another; and support for the construction, installation, repair and maintenance of offshore facilities. Using our larger and more sophisticated vessels, we also provide support for deepwater remotely operated vehicles, or ROVs, well stimulation, sea floor cable laying and trenching services.
     Our principal executive offices are located at 3200 Southwest Freeway, Suite 2950, Houston, Texas 77027 and our telephone number at our offices is (713) 780-9926. Our website address is www.tricomarine.com, where all of our public filings are available, free of charge, through website linkage to the Securities and Exchange Commission. The information contained on our website is not part of this prospectus.

The Offering
     On February 7, 2007, we sold $125,000,000 of our 3.00% senior convertible debentures due 2027 (the “Debentures”) to the initial purchasers. On February 15, 2007, we sold an additional $25,000,000 of debentures to the initial purchasers following the exercise of the initial purchasers’ option to purchase additional debentures. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed, for the benefit of the holders of the debentures, to file a shelf registration statement with the SEC by May 8, 2007 with respect to resales of the debentures and shares of our common stock, par value $0.01 per share (the “common stock” and together with the debentures the “registrable securities”) issued upon the conversion thereof. We have complied with those deadlines. We also agreed to use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act by August 6, 2007. We also agreed to keep the shelf registration statement effective until the registrable securities are eligible to be sold under Rule 144(k) under the Securities Act or such earlier date as the registrable securities have been sold pursuant to the shelf registration statement. The summary below describes the principal terms of the debentures. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Debentures” section of this prospectus contains a more detailed description of the terms of the debentures.

Issuer	Trico Marine Services, Inc.

Selling Security Holders	The securities to be offered and sold using this prospectus will be offered and sold by the selling security holders named in this prospectus or in any supplement to this prospectus. See “Selling Security Holders.”

Debentures Offered	$150,000,000 principal amount of our 3.00% Senior Convertible Debentures due 2027.

Common Stock Offered	Shares of our common stock, par value $0.01 per share, issuable upon conversion of the Debentures.

Maturity	January 15, 2027, unless earlier converted, redeemed or repurchased.

Interest Rate	3.00% per year. Interest on the Debentures began accruing on February 7, 2007. Interest is payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2007.

Ranking	The Debentures are our senior unsecured obligations and rank equal in right of payment with all of our existing and future senior unsecured indebtedness. The Debentures are effectively subordinated to our existing and future secured indebtedness to the extent of the value of the related collateral. The Debentures are not guaranteed by any of our subsidiaries and therefore are structurally subordinated to the existing and future indebtedness and other liabilities of our subsidiaries.

As of December 31, 2006, our subsidiaries had outstanding approximately $16.2 million of secured indebtedness, of which we have guaranteed $10.1 million.

Conversion Rights	You may convert your Debentures into cash and, if applicable, shares of our common stock at any time on or prior to the close of business on the business day immediately preceding the maturity date only under the following circumstances:

•	prior to January 15, 2025, on any date during any fiscal quarter (and only during such fiscal quarter) beginning after March 31, 2007 if the closing sale price of our common stock was more than 125% of the then current conversion price for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of the previous fiscal quarter;

•	at any time on or after January 15, 2025;

•	with respect to any Debentures called for redemption, until the close of business on the business day prior to the redemption date;

•	if we distribute to all or substantially all holders of our common stock rights or warrants entitling them to purchase, for a period of 45 calendar days or less, shares of our common stock at a price less than the average closing sale price for the ten trading days preceding the declaration date for such distribution;

•	if we distribute to all or substantially all holders of our common stock, cash or other assets, debt securities or rights to purchase our securities, which distribution has a per share value exceeding 10% of the closing sale price of our common stock on the trading day preceding the declaration date for such distribution;

•	during a specified period if a fundamental change or certain types of merger transactions occur; or

•	during the five consecutive business-day period following any ten consecutive trading day period in which the trading price for $1,000 principal amount of the Debentures on each trading day within the ten trading-day measuring period was less than 98% of the closing sale price of our common stock multiplied by the then current conversion rate on each such trading day.

The Debentures are convertible into cash and, if applicable, shares of our common stock at an initial conversion rate of 23.0216 shares of common stock per $1,000 principal amount of the Debentures (equivalent to an initial conversion price of approximately $43.44 per share). See “Description of the Debentures — Conversion Rights.” The conversion rate, and thus the conversion price, may be adjusted under certain circumstances as described under “Description of the Debentures — Conversion Procedures — Conversion Rate Adjustments.”

Upon conversion, we will deliver cash and shares of our common stock, if any, based on a daily conversion value (as described herein), provided that in no event will we issue more than 19.7571 shares of our common stock per $1,000 principal amount of Debentures, subject to specified anti-dilution adjustments. The limit on the maximum number of shares issuable per $1,000 principal amount of Debentures has been established in order to comply with a rule of The Nasdaq Global Market limiting the issuance of common stock by companies listed thereon without stockholder approval and will limit your participation in any appreciation of the price of our common stock above approximately $306.32 per share.

Upon any conversion, subject to certain exceptions, you will not receive any cash payment representing accrued and unpaid interest. See “Description of the Debentures — Conversion Rights.”

Upon conversion, any shares received are subject to restrictions on foreign ownership of Common Stock. See “Risk Factors — Risks Relating to the Ownership of our Common Stock — Our charter documents include provisions limiting the rights of foreign owners of our capital stock.”

Adjustment to conversion rate upon a non-stock change of control	Prior to January 15, 2012, if and only to the extent holders elect to convert the Debentures in connection with a transaction described under the first clause or fourth clause of the definition of fundamental change as described in “Description of the Debentures — Repurchase at the Option of the Holder — Fundamental Change Put” pursuant to which 10% or more of the consideration for our common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) consists of cash or securities (or other property) that are not common equity interests traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, which we refer to as a “non-stock change of control,” we will increase the conversion rate by a number of additional shares. The number of additional shares will be determined by reference to the table in “Description of the Debentures — Conversion Procedures — Adjustment to Conversion Rate Upon a Non-Stock Change of Control,” based on the effective date and the price paid per share of our common stock in such non-stock change of control, subject to the limitation on the number of shares issuable upon conversion discussed above in “The Offering — Conversion Rights.”

If holders of our common stock receive only cash in the type of transaction described above, the price paid per share will be the cash amount paid per share. Otherwise, the price paid per share will be the average of the last reported sales prices of our common stock on the five trading days prior to but not including the effective date of such non-stock change of control.

Conversion after a public acquirer change of control	In the case of a non-stock change of control constituting a public acquirer change of control described in “Description of the Debentures — Conversion Procedures — Conversion After a Public Acquirer Change of Control,” we may, in lieu of adjusting the conversion rate as described in “Description of the Debentures — Conversion Procedures — Adjustment to Conversion Rate Upon a Non-Stock Change of Control,” elect to adjust the conversion obligation and the conversion rate such that from and after the effective date of such public acquirer change of control, holders of the Debentures will be entitled to convert their Debentures (subject to the satisfaction of certain conditions) into a number of shares of public acquirer common stock by adjusting the conversion rate in effect immediately before the public acquirer change of control by multiplying it by a fraction:

• the numerator of which will be:

• in the case of a public acquirer change of control pursuant to which our common stock is converted solely into cash, the value of such cash payable per share of common stock, or

• in the case of any other public acquirer change of control, the average of the last reported sale prices of our common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer change of control, and

• the denominator of which will be the average of the last reported sale prices of the public acquirer common stock for the five consecutive trading days commencing on the trading day next succeeding the effective date of such public acquirer change of control.

Optional Redemption by the Company	At any time on or after January 15, 2012, we may redeem all or a part of the Debentures for cash at the redemption prices described in “Description of the Debentures — Optional Redemption,” plus accrued and unpaid interest (including additional interest, if any) up to, but not including, the redemption date. See “Description of the Debentures — Optional Redemption.”

Optional Repurchase Right of Holders	You may require us to repurchase all or a portion of your Debentures on January 15, 2014, January 15, 2017 and January 15, 2022 at a cash repurchase price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest (including additional interest, if any) up to, but not including, the repurchase date. See “Description of the Debentures — Repurchase at the Option of the Holder.”

Fundamental Change Repurchase Right of Holders	If we undergo a fundamental change (the definition of which is described in “Description of the Debentures — Repurchase at the Option of the Holder — Fundamental Change Put”) prior to maturity, you will have the right, at your option, to require us to repurchase for cash some or all of your Debentures at a repurchase price equal to 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date. See “Description of the Debentures — Repurchase at the Option of the Holder — Fundamental Change Put.”

Events of Default	If an event of default on the Debentures occurs, the principal amount of the Debentures, plus accrued and unpaid interest (including additional interest, if any) may be declared immediately due and payable, subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us or certain of our subsidiaries. See “Description of the Debentures — Events of Default; Notice and Waiver.”

Use of Proceeds	The selling security holders will receive all of the proceeds from the sale under this prospectus of the Debentures and the shares of common stock issuable upon conversion of the Debentures. We will not receive any proceeds from these sales. For additional information, see “Use of Proceeds.”

Trading	The Debentures will not be listed on any national securities exchange or included in any automated quotation system. However, the Debentures that were issued in the private placements are eligible for trading in the PORTAL Market. The Debentures sold using this prospectus, however, will no longer be eligible for trading in the PORTAL Market.

Nasdaq Symbol for Our Common Stock	Our common stock is listed on The Nasdaq Global Market under the symbol “TRMA.”

Risk Factors	See “Risk Factors” for a discussion of factors you should consider carefully before deciding to invest in the Debentures.

RISK FACTORS
     You should carefully consider the risks described below and in the documents incorporated by reference before making an investment. The risks described below are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.
     Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the Debentures and our common stock could decline due to any of these risks, and you may lose all or part of your investment.
     This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward- looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.
Risks Relating to our Business
Our fleet includes many older vessels that may require increased levels of maintenance and capital expenditures to maintain them in good operating condition and the fleet may be subject to a higher likelihood of mechanical failure, inability to economically return to service or requirement to be scrapped.
     As of December 31, 2006, the average age of our vessels was 18 years. The age of many of our competitors’ fleets is substantially younger than ours. Our older fleet is generally less technologically advanced than many newer fleets, is not capable of serving all markets, may require additional maintenance and capital expenditures to be kept in good operating condition, and as a consequence may be subject to longer or more frequent periods of unavailability. For all of these reasons, our existing fleet may be impacted by a downturn in demand for offshore supply vessels more significantly than many of our competitors, which may have a material adverse impact on our financial condition and results of operations.
The cost and availability of dry-dock services may impede our ability to return vessels to the market in a timely manner.
     From time to time our vessels undergo routine dry-dock inspection, maintenance and repair as required under U.S. Coast Guard Regulations and in order to maintain American Bureau of Shipping, Det Norske Veritas or vessel certifications for our vessels. If the cost to dry-dock, repair or maintain our vessels should continue to increase, or if the availability of shipyards to perform dry-dock services should decline, then our ability to return vessels in a timely manner to work at sustained day rates, or at all, could be materially affected, and our financial condition and results of operations may be adversely affected.
Our inability to upgrade our fleet successfully could adversely affect our financial condition and results of operations.
     Our ability to upgrade our fleet depends on our ability to commission the construction of new vessels as well as the availability in the market of newer, more technologically advanced vessels with the capabilities to meet our customers’ increasing requirements. If we cannot purchase or construct new vessels (including existing contracts for vessels under construction), then our customers may hire our competitors’ vessels, and our financial condition and results of operations could be materially adversely affected.
Increases in size, quality and quantity of the offshore vessel fleet in areas where we operate could increase competition for charters and lower day rates and/or utilization, which would adversely affect our revenues and profitability.
     Charter rates for marine support vessels in our market areas depend on the supply of and demand for vessels. Excess vessel capacity in the offshore support vessel industry is primarily the result of either construction of new vessels or the mobilization of existing vessels into fully saturated markets. There are a large number of vessels currently under construction and our competitors have recently placed a large number of orders for new vessels to be delivered over the next few years. In recent years, we have been subject to increased competition from both new vessel constructions, particularly in the North Sea and the Gulf of Mexico, as well as vessels mobilizing into regions in which we operate. For example, certain of our competitors have constructed and have plans to construct additional new U.S.-flagged offshore supply vessels and foreign-flagged offshore supply vessels. A remobilization to the Gulf of Mexico of U.S.-flagged offshore supply vessels operating in other regions or a repeal or significant modification of the Jones Act or the administrative erosion of its benefits, permitting offshore supply vessels that are either foreign-flagged, foreign-built, foreign-owned or foreign-operated to engage in the U.S. coastwise trade, would also result in an increase in capacity. Any increase in the supply of offshore supply vessels, whether through new construction, refurbishment or conversion of vessels from other uses, remobilization or changes in the law or its application, could increase competition for charters and lower day rates and/or utilization, which would adversely affect our financial condition and results of operations.
Operating internationally subjects us to significant risks inherent in operating in foreign countries.
     Our international operations are subject to a number of risks inherent to any business operating in foreign countries, and especially those with emerging markets, such as Nigeria. As we continue to increase our presence in such countries, our operations will encounter the following risks, among others:
•	Government instability, which can cause investment in capital projects by our potential customers to be withdrawn or delayed, reducing or eliminating the viability of some markets for our services;

•	Potential vessel seizure or confiscation, or the expropriation, nationalization or detention of assets;

•	Repatriating foreign currency received in excess of local currency requirements and converting it into dollars or other fungible currency;

•	Exchange rate fluctuations, which can reduce the purchasing power of local currencies and cause our costs to exceed our budget, reducing our operating margin in the affected country;

•	Lack of ability to collect amounts owed;

•	Civil uprisings, riots and war, which can make it unsafe to continue operations, adversely affect both budgets and schedules and expose us to losses;

•	Availability of suitable personnel and equipment, which can be affected by government policy, or changes in policy, which limit the importation of qualified crewmembers or specialized equipment in areas where local resources are insufficient;

•	Decrees, laws, regulations, interpretations and court decisions under legal systems, which are not always fully developed and which may be retroactively applied and cause us to incur unanticipated and/or unrecoverable costs as well as delays which may result in real or opportunity costs; and

•	Terrorist attacks, including kidnappings of our crewmembers or onshore personnel.
     We cannot predict the nature and the likelihood of any such events. However, if any of these or other similar events should occur, it could have a material adverse effect on our financial condition and results of operations.
Our business plan involves establishing joint ventures with partners in targeted foreign markets. As a U.S. corporation we are subject to the Foreign Corrupt Practices Act and a determination that we violated this act including through actions taken by our foreign joint venture partners, may affect our business and operations adversely.
     In order to effectively compete in certain foreign jurisdictions, such as Nigeria, we seek to establish joint ventures with local operators or strategic partners. As a U.S. corporation, we are subject to the regulations imposed by the Foreign Corrupt Practices Act (“FCPA”), which generally prohibits U.S. companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or keeping business. In particular, we may be held liable for actions taken by our strategic or local partners even though our partners are not subject to the FCPA. Any determination that we have violated the FCPA could have a material adverse effect on our business and results of operations.
Our marine operations are seasonal and depend, in part, on weather conditions. As a result, our results of operations will vary throughout the year.
     In the North Sea, adverse weather conditions during the winter months impact offshore development operations. In the Gulf of Mexico, we historically have enjoyed our highest utilization rates during the second and third quarters, as mild weather provides favorable conditions for offshore exploration, development and construction. Activity in the Gulf of Mexico may also be subject to stoppages for hurricanes, particularly during the period ranging from June to November. Accordingly, the results of any one quarter are not necessarily indicative of annual results or continuing trends.
Our operations are subject to operating hazards and unforeseen interruptions for which we may not be adequately insured.
     Marine support vessels are subject to operating risks such as catastrophic marine disasters, natural disasters (including hurricanes), adverse weather conditions, mechanical failure, crew negligence, collisions, oil and hazardous substance spills and navigation errors. The occurrence of any of these events may result in damage to or loss of our vessels and our vessels’ tow or cargo or other property and in injury to passengers and personnel. Such occurrences may also result in a significant increase in operating costs or liability to third parties. We maintain insurance coverage against certain of these risks, which our management considers to be customary in the industry. We can make no assurances that we can renew our existing insurance coverage at commercially reasonable rates or that such coverage will be adequate to cover future claims that may arise. In addition, concerns about terrorist attacks, as well as other factors, have caused significant increases in the cost of our insurance coverage.
Our operations are subject to federal, state, local and other laws and regulations that could require us to make substantial expenditures.
     We must comply with federal, state and local regulations, as well as certain international conventions, the rules and regulations of certain private industry organizations and agencies, and laws and regulations in jurisdictions in which our vessels operate and are registered. These regulations govern, among other things, worker health and safety and the manning, construction and operation of vessels. These organizations establish safety criteria and are authorized to investigate vessel accidents and recommend approved safety standards. If we fail to comply with the requirements of any of these laws or the rules or regulations of these agencies and organizations, we could be subject to substantial administrative, civil and criminal penalties, the imposition of remedial obligations, and the issuance of injunctive relief.
     Our operations also are subject to federal, state and local laws and regulations that control the discharge of pollutants into the environment and that otherwise relate to environmental protection. While our insurance policies provide coverage for accidental occurrence of seepage and pollution or clean up and containment of the foregoing, pollution and similar environmental risks generally are not fully insurable. We may incur substantial costs in complying with such laws and regulations, and noncompliance can subject us to substantial liabilities. The laws and regulations applicable to us and our operations may change. If we violate any such laws or regulations, this could result in significant liability to us. In addition, any amendment to such laws or regulations that mandates more stringent compliance standards would likely cause an increase in our vessel operating expenses.
Our U.S. employees are covered by federal laws that may subject us to job-related claims in addition to those provided by state laws.
     Some of our employees are covered by provisions of the Jones Act, the Death on the High Seas Act and general maritime law. These laws preempt state workers’ compensation laws and permit these employees and their representatives to pursue actions against employers for job-related incidents in federal courts. Because we are not generally protected by the limits imposed by state workers’ compensation statutes, we may have greater exposure for any claims made by these employees or their representatives.

The loss of a key customer could have an adverse impact on our financial results.
     Our operations, particularly in the North Sea, West Africa, Mexico and Brazil, depend on the continuing business of a limited number of key customers. For the year ended December 31, 2006, our largest customer comprised approximately 9.4% of our total revenues. Our results of operations could be materially adversely affected if any of our key customers in these regions terminates its contracts with us, fails to renew our existing contracts or refuses to award new contracts to us.
We are exposed to the credit risks of our key customers, and nonpayment by our customers could adversely affect our financial condition or results of operations.
     We are subject to risks of loss resulting from nonpayment or nonperformance by our customers. Any material nonpayment or nonperformance by our key customers could adversely affect our financial condition, results of operations, and could reduce our ability to pay interest on, or the principal of, our credit facilities. If any of our key customers defaults on its obligations to us, our financial results could be adversely affected. Furthermore, some of our customers may be highly leveraged and subject to their own operating and regulatory risks.
The loss of key personnel may reduce operational efficiency and negatively impact our results of operations.
     We depend on the continued services of our executive officers and other key management personnel, the loss of any of whom could result in inefficiencies in our operations, lost business opportunities or the loss of one or more customers. We do not maintain key-man insurance. If we lose key personnel, then our ability to operate our business efficiently may be impaired and our results of operations may be negatively impacted.
The loss of crewmembers may reduce operational efficiency and increase our labor rates.
     In each of the markets in which we operate, we are vulnerable to crewmember departures. Our inability to hire trained replacements to take their place in a timely manner can adversely affect our operations, and frequently the replacements are hired at higher wages than those earned by crewmembers that departed. Should we experience a significant number of crewmember departures and a resulting increase in our labor rates and interruptions in our operations, our results of operations would be negatively affected.
Unionization efforts could increase our costs, limit our flexibility or increase the risk of a work stoppage.
     On December 31, 2006, approximately 41.7% of our employees worldwide were working under collective bargaining agreements, all of whom were working in Norway, the United Kingdom and Brazil. Efforts have been made from time to time to unionize other portions of our workforce, including workers in the Gulf of Mexico. Any such unionization could increase our costs, limit our flexibility or increase the risk of a work stoppage.
The removal or reduction of the reimbursement of labor costs by the Norwegian government may adversely affect our costs to operate our vessels in the North Sea.
     During July 2003, the Norwegian government began partially reimbursing us for labor costs associated with the operation of our vessels. These reimbursements totaled $6.0 million, $5.6 million and $5.5 million in 2006, 2005 and 2004, respectively. If this benefit is reduced or removed entirely, our direct operating costs will increase substantially and negatively impact our profitability.
Certain management decisions needed to successfully operate EMSL, our 49% partnership, are subject to the majority owner’s approval. The inability of our management representatives to reach a consensus with the majority owner may negatively affect our results of operations.
     On June 30, 2006, we entered into an agreement with COSL to form EMSL, a Hong Kong limited liability company. We hold a 49% equity interest in EMSL and COSL holds the remaining equity interest of 51%. Although our management representatives from time to time may want to explore business opportunities and enter into material agreements which they believe are beneficial for EMSL, all decisions with respect to any material actions on the part of EMSL also require the approval of the representatives of COSL. A failure of COSL and our management representatives to reach a consensus on managing EMSL could materially hinder our ability to successfully operate the partnership.

Changes in the level of exploration and production expenditures and in oil and gas prices and industry perceptions about future oil and gas prices could materially decrease our cash flows and reduce our ability to service our credit facilities.
     Our revenues are primarily generated from entities operating in the oil and gas industry in the North Sea, the Gulf of Mexico, West Africa and Mexico. Because our revenues are generated primarily from customers having similar economic interests, our operations are susceptible to market volatility resulting from economic or other changes to the oil and gas industry (including the impact of hurricanes). Changes in the level of exploration and production expenditures and in oil and gas prices and industry perceptions about future oil and gas prices could materially decrease our cash flows and reduce our ability to service our credit facilities.
     Demand for our services depends heavily on activity in offshore oil and gas exploration, development and production. The level of exploration and development typically is tracked by the “rig count” in our market areas. The offshore rig count is ultimately the driving force behind the day rates and utilization in any given period. Depending on when we enter into long-term contracts, and their duration, the positive impact on us of an increase in day rates could be mitigated or delayed, and the negative impact on us of a decrease in day rates could be exacerbated or prolonged. This is particularly relevant to the North Sea market, where contracts tend to be longer in duration. A decrease in activity in the Gulf of Mexico and other areas in which we operate could adversely affect the demand for our marine support services, and may reduce our revenues and negatively impact our cash flows. If market conditions were to decline in market areas in which we operate, it could require us to evaluate the recoverability of our long-lived assets, which may result in write-offs or write-downs on our vessels that may be material individually or in the aggregate.
If our competitors are able to supply services to our customers at a lower price, then we may have to reduce our day rates, which would reduce our revenues.
     Certain of our competitors have significantly greater financial resources and more experience operating in international areas than we have. Competition in the marine support services industry primarily involves factors such as:
•	price, service, safety record and reputation of vessel operators and crews; and

•	quality and availability of vessels of the type, capability and size required by the customer.
     Any reduction in day rates offered by our competitors may cause us to reduce our day rates and may negatively impact the utilization of our vessels, which will negatively impact our results of operations.
Risks Relating to our Capital Structure
Our business is highly cyclical in nature due to our dependency on the levels of offshore oil and gas drilling activity. If we are unable to stabilize our cash flow during depressed markets, we may not be able to meet our obligations under our current or any future debt obligations, and we may not be able to secure financing or have sufficient capital to support our operations, which may materially adversely affect our financial condition or results of operations.
     In depressed markets, our ability to pay debt service and other contractual obligations will depend on improving our future performance and cash flow generation, which in turn will be affected by prevailing economic and industry conditions and financial, business and other factors, many of which are beyond our control. If we have difficulty providing for debt service or other contractual obligations in the future, we will be forced to take actions such as reducing or delaying capital expenditures, reducing costs, selling assets, refinancing or reorganizing our debt or other obligations and seeking additional equity capital, or any combination of the above. We may not be able to take any of these actions on satisfactory terms, or at all.

We may not be able to repatriate funds from Norway to the U.S., which could negatively impact our operational flexibility.
     Historically, our Norwegian subsidiaries generated the majority of our profits and our cash flow from operations for the year ended December 31, 2006 and prior periods, and from time to time we generate substantial liquidity from these subsidiaries. Our ability to repatriate funds depends on a number of factors, including:
•	the availability of cash at our Norwegian subsidiaries, or availability under the NOK Revolver of NOK 446 million ($71.7 million) available at December 31, 2006;

•	our ability to comply with the funded debt to operating income plus depreciation and amortization covenant ratios in our Norwegian subsidiaries’ NOK Revolver following completion of the repatriation; and

•	our Norwegian subsidiaries having sufficient distributable equity to support the repatriation.
     Assuming that we are otherwise able to repatriate funds from Norway, in order to do so in a tax-efficient manner we would also be required to:
•	obtain the consent of our lenders under the NOK Revolver; and

•	reduce the paid-in-capital in one of our Norwegian subsidiaries without the incurrence of tax or other consequences by national regulating and taxing authorities in Norway.
     Although we have recently repatriated funds from Norway, we may not be able to satisfy one or more of these conditions in the future, and as a result we may not be able to repatriate funds from our Norwegian subsidiaries in a tax-efficient manner. This inability could materially and adversely affect our U.S. cash and liquidity position.
Our ability to utilize certain net operating loss carryforwards or investment tax credits may be limited by certain events which could have an adverse impact on our financial results.
     Our ability to utilize certain net operating loss carryforwards may be limited by certain events. At March 15, 2005, we had estimated net operating loss carryforwards (“NOLs”) of $327 million for federal income tax purposes that were set to expire through 2024. Upon reorganization, we recognized cancellation of debt income of $166.5 million when our $250 million 8 8/7% senior notes due 2012 (the “Senior Notes”) were converted to equity. Pursuant to applicable tax law, approximately $76 million of this cancellation of debt reduced the NOL carryforward. Additionally, the change in our ownership, may limit the ultimate utilization of our NOLs pursuant to Section 382 of the Internal Revenue Code (“Section 382”). An ownership change may result from, among other things, transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percentage points over a three-year period.
     Our bankruptcy reorganization created a change in ownership. Accordingly, the rules of Section 382 limited the utilization of our NOLs. Pursuant to Internal Revenue Code Section 382(l)(5), the Company opted to forego any annual limitation on the utilization of the NOL carryforward by reducing such NOL carryforward by the amount of interest paid or accrued over the past three years by the predecessor corporation on indebtedness that was converted to equity. This adjustment reduced the NOL carryforward by approximately $68 million.
     Any additional ownership changes in the future could further limit the NOL carryforward.
We may face material tax consequences or assessments in countries in which we operate. If we are required to pay material tax assessments, our financial condition may be materially adversely affected.
     During the past three years, our Brazilian subsidiary received non-income related tax assessments from Brazilian state tax authorities totaling approximately 28.6 million Brazilian Reais ($13.4 million at December 31, 2006) in the aggregate and may receive additional assessments in the future. The tax assessments are based on the premise that certain services provided in Brazilian federal waters are considered taxable as transportation services. If the courts in these jurisdictions uphold the assessments, it would have a material adverse affect on our net income, liquidity and operating results. We do not believe any liability in connection with these matters is probable and, accordingly have not accrued for these assessments or any potential interest charges for the potential liabilities.
     In addition, our Norwegian subsidiary is a member of the Norwegian shipping tax regime, which enables the indefinite deferral of the payment of income taxes as long as certain criteria are met. If we fail to meet these criteria, or if the shipping tax regime is abolished by the Norwegian government, we may be deemed to have exited the shipping tax regime and, as a result, a portion of the deferred tax liability may become due and payable. As of December 31, 2006, our Norwegian Shipping tax regime subsidiary has a deferred income tax liability of NOK 394 million ($63.3 million). Paying this deferred tax liability could have a material adverse affect on our financial condition.
Our business segments have been capitalized and are financed on a stand-alone basis, which may hinder efficient utilization of available financial resources.
     In general, we operate through two primary operating segments, the North Sea and Gulf of Mexico. These business segments have been capitalized and are financed on a stand-alone basis. Debt covenants and the Norwegian shipping tax regime preclude us from effectively transferring the financial resources from one segment for the benefit of the other.
     Additionally, there are substantial obstacles that we must overcome to achieve a funds transfer from our Norwegian subsidiaries in a tax-efficient manner, and there can be no assurance as to the success of such efforts. For a discussion of the difficulties of repatriating funds from Norway, please read “— We may not be able to repatriate funds from Norway to the U.S., which could negatively impact our operational flexibility” above.
Financial statements for periods subsequent to our emergence from bankruptcy will not be comparable to those of prior periods, which will make it difficult for stockholders to assess our performance in relation to prior periods.
     The amounts reported in financial statements for periods subsequent to the date we emerged from Chapter 11 have materially changed. These changes are due primarily to:
•	the reorganization of our assets and liabilities as of March 15, 2005, the effective date of our plan of reorganization; and

•	the application of the provisions of Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code,” which is commonly referred to as “fresh-start” accounting.
     For example, as part of our fresh-start accounting adjustments, our long-lived assets have been reduced based on the fair market values assigned to our reorganized liabilities and current assets, and based upon a total equity value of $110.0 million as of March 15, 2005. Changes in accounting principles required under generally accepted accounting principles within twelve months of emerging from bankruptcy were required to be adopted as of the date of emergence from Chapter 11 bankruptcy protection. Additionally, we elected to make other changes in accounting practices and policies effective as of March 15, 2005. For all these reasons, our financial statements for periods subsequent to March 15, 2005 are not comparable to those of prior periods which will make it difficult for stockholders to assess our performance in relation to prior periods.
Currency fluctuations could adversely affect our financial condition and results of operations.
     Due to the size of our international operations, a significant percentage of our business is conducted in currencies other than the U.S. Dollar. We primarily are exposed to fluctuations in the foreign currency exchange rates of the Norwegian Kroner, the British Pound, the Brazilian Real, and the Nigerian Naira. Changes in the value of these currencies relative to the U.S. Dollar could result in translation adjustments reflected as comprehensive income or losses on our balance sheet. Due to the fluctuation of these currencies, primarily the NOK, we incurred a favorable accumulated foreign currency translation adjustment of $17.7 million and $8.8 million for 2004 and 2006, respectfully, and we incurred a combined unfavorable accumulated foreign currency translation adjustment of $9.5 million for the combined twelve months ended December 31, 2005. In addition, translation gains and losses could contribute to fluctuations in our results of operations. We recognized foreign exchange losses of $0.1 million and $0.3 million in 2006 and 2004, respectfully, and we recognized foreign exchange gains of $0.2 million for the twelve months ended December 31, 2005. Future fluctuations in these and other foreign currencies may result in additional foreign exchange gains or losses and could have a material adverse impact on our financial position.
The terms of our existing registration rights agreement with certain of our common stockholders may restrict the timing of any public offering or other distribution of shares of our common stock and may depress the market price of our stock.
     Pursuant to the registration rights agreement we executed upon emergence from bankruptcy, certain holders of our common stock have the right to cause us to file a registration statement for the resale of a substantial number of shares of our common stock, which may be in the form of an underwritten public offering. The sale of a substantial number of shares of our common stock in the market during a short time period, whether in a single transaction or series of transactions, or the possibility that these sales may occur, could reduce the market price of our outstanding common stock. The Company has agreed that it will not effect any public offering or distribution of its equity securities during the period beginning 10 days prior to and ending 90 days after the date of the prospectus for any such offering (or such shorter period as the underwriters in such transaction may require). As a result, during any such underwritten offering our ability to access the equity capital markets at times when we believe the market is favorable could be limited, and we may have to access other sources of liquidity even if those sources are less attractive to us than selling primary shares of our common stock in the market.
Risks Relating to the Ownership of our Common Stock
Our charter documents include provisions limiting the rights of foreign owners of our capital stock.
     Our certificate of incorporation provides that no shares held by or for the benefit of persons who are non-U.S. citizens that are determined, collectively with all other shares so held, to be in excess of 24.99% of our outstanding capital stock (or any class thereof) are entitled to vote or to receive or accrue rights to any dividends or other distributions of assets paid or payable to the other holders of our capital stock. Those shares determined to be in excess of 24.99% shall be the shares determined by our board of directors to have become so owned most recently. In addition, our restated certificate of incorporation provides that, at the option of our board, we may redeem such excess shares for cash or for promissory notes of our company with maturities not to exceed ten years and bearing interest at the then-applicable rate for U.S. treasury instruments of the same tenor. U.S. law currently requires that less than 25% of the capital stock of our company (or of any other provider of domestic maritime support vessels) may be owned directly or indirectly by persons who are non-U.S. citizens. If this charter provision is ineffective, then ownership of 25% or more of our capital stock by non-U.S. citizens could result in the loss of our permits to engage in coastwise trade, which would negatively affect our Gulf of Mexico business.
Our shareholder rights plan, charter and bylaws discourage unsolicited takeover proposals and could prevent shareholders from realizing a premium on their common stock.
     We have a shareholder rights plan that may have the effect of discouraging unsolicited takeover proposals. The rights issued under the shareholder rights plan would cause substantial dilution to a person or group which attempts to acquire us on terms not approved in advance by our board of directors. In addition, our certificate of incorporation and bylaws contain provisions dividing our board of directors into classes of directors, granting our board of directors the ability to designate the terms of and issue new series of preferred stock, requiring advance notice for nominations for election to our board of directors and providing that our stockholders can take action only at a duly called annual or special meeting of stockholders. These provisions also may have the effect of deterring hostile takeovers and preventing you from getting a premium for your shares that would have otherwise been offered or delaying, deferring or preventing a change in control of our Company.
We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.
     Our certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such preferences, powers and relative, participating, optional and other rights, including preferences over our common stock respecting dividends and distributions, as our board of directors generally may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events, or on the happening of specified events, or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.
Risks Relating to the Debentures
The Debentures are unsecured and effectively subordinated to any existing and future secured indebtedness and structurally subordinated to existing and future liabilities and other indebtedness of our subsidiaries.
     The Debentures are our general, unsecured obligations and rank equally in right of payment with all of our existing and future unsubordinated, unsecured indebtedness. As a result, the Debentures are effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. In addition, the Debentures are not guaranteed by any of our subsidiaries and holders of the Debentures are not creditors of our subsidiaries. Any claims of holders of the Debentures to the assets of our subsidiaries derive from our own equity interests in those subsidiaries. Claims of our subsidiaries’ creditors generally have priority as to the assets of our subsidiaries over our own equity interest claims and therefore have priority over the holders of the Debentures. For example, the obligations of our Norwegian subsidiaries under our NOK Revolver are secured by a first priority pledge of and security interests in the assets of our Norwegian subsidiaries. Our obligations under the Debentures are structurally subordinated to any existing and future liabilities and other indebtedness of our subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations.
Our holding company structure may adversely affect our ability to meet our debt service obligations under the Debentures.
     Substantially all of our consolidated assets are held by our subsidiaries and a majority of our profits are generated by our Norwegian subsidiaries. Accordingly, our ability to service our debt, including the Debentures, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of management fees, dividends, loans or otherwise, and to pay amounts due on our obligations, including the Debentures. Our subsidiaries have no obligation, contingent or otherwise, to make payments on the Debentures or to make any funds available for that purpose. In addition, dividends, loans and other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations. See “— We may not be able to repatriate funds from Norway to the U.S., which could negatively impact our operational flexibility” above.
The terms of the Debentures do not contain restrictive covenants and provide only limited protection in the event of a change of control.
     The indenture under which the Debentures were issued does not contain restrictive covenants that protect you from several kinds of transactions that may adversely affect you. In particular, the indenture does not contain covenants that limit our ability to pay dividends or make distributions on or redeem our capital stock or limit our ability to incur additional indebtedness and, therefore, may not protect you in the event of a highly leveraged transaction or other similar transaction. The requirement that we offer to repurchase the Debentures upon a change of control is limited to the transactions specified in the definition of a “fundamental change” under “Description of the Debentures — Repurchase at the Option of the Holder — Fundamental Change Put.” Similarly, the circumstances under which we are required to adjust the conversion rate upon the occurrence of a “non-stock change of control” are limited to circumstances where a Debenture is converted in connection with such a transaction as set forth under “Description of the Debentures — Conversion Procedures — Adjustment to Conversion Rate Upon a Non-Stock Change of Control.”
     Accordingly, subject to restrictions contained in our other debt agreements, we could enter into certain transactions, such as acquisitions, refinancings or recapitalizations, that could affect our capital structure and the value of the Debentures and common stock but would not constitute a fundamental change under the Debentures.

We may be unable to repurchase your Debentures for cash when required, including following a fundamental change, or pay cash upon conversion of your Debentures.
     You have the right to require us to repurchase the Debentures on specified dates or upon the occurrence of a fundamental change prior to maturity as described under “Description of the Debentures — Repurchase at the Option of the Holder — Optional Put” and “— Fundamental Change Put.” In addition, upon your conversion of the Debentures, you will have the right to receive a cash payment. Any of our future debt agreements may contain a similar provision. We may not have sufficient funds to make the required repurchase in cash or cash payments at such time or the ability to arrange necessary financing on acceptable terms. In addition, our ability to repurchase the Debentures in cash or to pay cash upon conversion of the Debentures may be limited by law or the terms of other agreements relating to our debt outstanding at the time restricting our ability to purchase the Debentures for cash or pay cash upon conversion of your Debentures. If we fail to repurchase the Debentures in cash or pay cash upon conversion of your Debentures as required by the indenture, it would constitute an event of default under the indenture governing the Debentures, which, in turn, could constitute an event of default under the agreements relating to our debt outstanding at such time.
Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the Debentures.
     Upon the occurrence of a fundamental change, you have the right to require us to offer to repurchase the Debentures. However, the fundamental change provisions will not afford protection to holders of the Debentures in the event of certain transactions. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us would not constitute a fundamental change requiring us to repurchase the Debentures. In the event of any such transaction, the holders would not have the right to require us to repurchase the Debentures, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of the Debentures.
Provisions of the Debentures could discourage an acquisition of us by a third party.
     Certain provisions of the Debentures could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, you will have the right, at your option, to require us to repurchase all of your Debentures or any portion of the principal amount of such Debentures in integral multiples of $1,000. We may also be required to issue additional shares upon conversion or provide for conversion into the acquirer’s capital stock in the event of certain fundamental changes, which may have the effect of making an acquisition of us less attractive.
The adjustment to the conversion rate upon the occurrence of certain types of fundamental changes may not adequately compensate you for the lost option value of your Debentures as a result of such fundamental change and may not be enforceable.
     If certain types of fundamental changes occur on or prior to the date when the Debentures may be redeemed, we may adjust the conversion rate of the Debentures to increase the number of shares issuable upon conversion. The number of additional shares to be added to the conversion rate will be determined based on the date on which the fundamental change becomes effective and the price paid per share of our common stock in the fundamental change as described under “Description of the Debentures — Conversion Procedures — Adjustment to Conversion Rate Upon a Non-Stock Change of Control.” Although this adjustment is designed to compensate you for the lost option value of your Debentures as a result of certain types of fundamental changes, the adjustment is only an approximation of such lost value based upon assumptions made on the date of this prospectus and may not adequately compensate you for such loss. In addition, if the price paid per share of our common stock in the fundamental change is less than $31.25 or more than $150.00 (subject to adjustment), there will be no such adjustment. Furthermore, our obligations to make the adjustment could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.
You may not be able to participate in all of the stock price appreciation above the conversion price.
     The number of shares of our common stock that will be issued upon conversion of Debentures will be limited to 19.7571 shares per $1,000 principal amount of Debentures, subject to specified anti-dilution adjustments, which will limit your participation in any appreciation of the price of our common stock above approximately $306.32 per share.
There is no public market for the Debentures and we cannot assure you that an active trading market will develop for the Debentures.
     There is no established trading market for the Debentures and we cannot assure you that an active trading market will ever develop for the Debentures. Although the Debentures were listed for trading in the PORTAL Market prior to registration, the Debentures sold pursuant to this prospectus are not eligible for trading on the PORTAL Market and we do not intend to apply for listing of the Debentures on any securities exchange or for quotation of the Debentures on any automated dealer quotation system. The lack of an active trading market could adversely affect your ability to sell the Debentures and the price at which you may be able to sell the Debentures. The liquidity of the trading market, if any, and future trading prices of the Debentures will depend on many factors, including, among other things, the market price of our common stock, our ability to complete the registration of the Debentures and the shares of common stock issuable upon conversion of the Debentures, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the Debentures will be subject to disruptions which may have a negative effect on the holders of the Debentures, regardless of our operating results, financial performance or prospects.
The conditional conversion feature of the Debentures could result in your receiving less than the value of the common stock into which a Debenture is convertible.
     The Debentures are convertible into cash and, if applicable, shares of our common stock only if specified conditions are met. If these conditions are not met, you will not be able to convert your Debentures, and you may not be able to receive the value of the common stock into which the Debentures would otherwise be convertible.
The price of our common stock, and therefore of the Debentures, may fluctuate significantly, which may make it difficult for you to resell the Debentures or common stock issuable upon conversion of the Debentures when you want or at prices you find attractive.
     The price of our common stock on The Nasdaq Global Market constantly changes. We expect that the market price of our common stock will continue to fluctuate. In addition, because the Debentures are convertible into our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the Debentures.
     Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:
•	quarterly variations in our operating results;

•	operating results that vary from the expectations of management, securities analysts and investors;

•	changes in expectations as to our future financial performance;

•	announcements of strategic developments, significant contracts, acquisitions and other material events by us or our competitors;

•	the operating and securities price performance of other companies that investors believe are comparable to us;

•	future sales of our equity or equity-related securities;

•	changes in general conditions in our industry and in the economy and the financial markets; and

•	departures of key personnel.

     Our stock price may also fluctuate as a result of the items listed in “Forward-Looking Statements” or the matters discussed in “Risk Factors.” In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons often unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, regardless of our operating results.
Future sales of our common stock in the public market could adversely affect the trading price of our common stock and the value of the Debentures and our ability to raise funds in new stock offerings.
     Future sales of substantial amounts of our common stock or equity-related securities in the public market, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and the value of the Debentures and could impair our ability to raise capital through future offerings of equity or equity-related securities. No prediction can be made as to the effect, if any, that future sales of shares of common stock or the availability of shares of common stock for future sale, will have on the trading price of our common stock or the value of the Debentures.
Upon conversion of the Debentures, we will pay cash in lieu of issuing shares of our common stock with respect to an amount up to the principal amount of Debentures converted and shares of our common stock with respect to the conversion value in excess thereof. Therefore, holders of the Debentures may receive no shares of our common stock or a limited number of shares.
     Upon conversion, we will pay cash in lieu of issuing shares of our common stock with respect to an amount equal to the principal amount of Debentures converted and shares of our common stock with respect to the conversion value in excess thereof, based on a daily conversion value (as defined herein) calculated based on a proportionate basis for each day of the 20 trading-day conversion settlement averaging period, as adjusted or limited as described herein. See “Description of the Debentures — Conversion Procedures — Settlement Upon Conversion.” Accordingly, upon conversion of Debentures, holders may not receive any shares of our common stock. Further, our liquidity may be reduced upon conversion of the Debentures. In addition, in the event of our bankruptcy, insolvency or certain similar proceedings during the conversion settlement averaging period (as defined under “Description of the Debentures — Conversion Procedures — Settlement Upon Conversion”), there is a risk that a bankruptcy court may decide a holder’s claim to receive such cash and/or shares could be subordinated to the claims of our creditors as a result of such holder’s claim being treated as an equity claim in bankruptcy.
The conversion rate of the Debentures may not be adjusted for all dilutive events and that may adversely affect the trading price of the Debentures.
     The conversion rate of the Debentures is subject to adjustment upon certain events, including the issuance of stock dividends on our common stock, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, cash dividends and issuer tender or exchange offers as described under “Description of the Debentures — Conversion Procedures — Conversion Rate Adjustments.” The conversion rate will not be adjusted for certain other events that may adversely affect the trading price of the Debentures or the common stock issuable upon conversion of the Debentures.
You may be deemed to have received a taxable dividend as a result of adjustments (or failure to make adjustments) to the conversion rate of our Debentures without the receipt of any cash.
     If we make certain adjustments (or fail to make adjustments) to the conversion rate of our Debentures, you may be deemed to have received a taxable dividend subject to United States federal income tax without the receipt of any cash. If you are a non-U.S. holder (as defined in “Certain United States Federal Income Tax Considerations”), such deemed dividend may be subject to United States federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable tax treaty. It is possible that any withholding tax on such a deemed dividend would be withheld from interest, shares of your common stock or sales proceeds subsequently paid or credited to you. See “Certain United States Federal Income Tax Considerations.”

FORWARD-LOOKING STATEMENTS
     Certain statements made in this prospectus and the documents we have incorporated by reference in this prospectus that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements may include statements that relate to:
•	our objectives, business plans or strategies, and projected or anticipated benefits or other consequences of such plans or strategies;

•	projected or anticipated benefits from acquisitions; and

•	projections involving revenues, operating results or cash provided from operations, or our anticipated capital expenditures or other capital projects.
     You can generally identify forward-looking statements by such terminology as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “will be,” “will continue” or similar phrases or expressions. We caution you that such statements are only predictions and not guarantees of future performance or events. Actual results may vary materially from anticipated results for a number of reasons, including those stated in “Risk Factors” and in reports that we file with the SEC, which are incorporated by reference in this prospectus.
     All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements above. We disclaim any intent or obligation to update the forward-looking statements contained in this prospectus, whether as a result of receiving new information, the occurrence of future events or otherwise. We caution investors not to place undue reliance on forward-looking statements.

USE OF PROCEEDS
     The selling security holders will receive all of the proceeds from the sale under this prospectus of the Debentures and common stock issuable upon conversion of the Debentures. We will not receive any proceeds from these sales.
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY
     At May 15, 2007, the number of holders of record of our common stock without determination of the number of individual participants in security positions was 67 with 14,903,611 shares outstanding. High and low sales prices for our common stock for each calendar quarter are as follows:

	Common Stock Price
	Low	High
2005:
First Quarter (beginning March 15, 2005)(1)	$21.00	$22.25
Second Quarter	17.50	21.50
Third Quarter	18.70	26.75
Fourth Quarter	24.25	27.20
2006:
First Quarter	$26.10	$33.74
Second Quarter	28.57	35.20
Third Quarter	32.00	38.69
Fourth Quarter	31.69	39.67
2007:
First Quarter	$29.56	$39.23
Second Quarter (through May 17, 2007)	37.02	41.63

(1)	Shares of our common stock were initially issued on March 15, 2005 in connection with our reorganization. All of our common stock outstanding prior to our reorganization was cancelled and is no longer outstanding.
     On May 17, 2007, the closing sale price of our common stock, as reported by The NASDAQ Global Market, was $41.28 per share. We encourage you to obtain current market price quotations for our common stock.
     We have not declared or paid any dividends on our common stock, and we do not currently anticipate paying any dividends on our common stock in the foreseeable future. Instead, we currently intend to retain all future earnings to fund the development and growth of our business. Any future determination relating to our dividend policy will be at the discretion of our board of directors and will depend on our results of operations, financial condition, capital requirements and other factors deemed relevant. Because the Company is a holding company that conducts substantially all of its operations through subsidiaries, our ability to pay cash dividends on our common stock is also dependent upon the ability of our subsidiaries to pay cash dividends or to otherwise distribute or advance funds to us.

RATIO OF EARNINGS TO FIXED CHARGES
     For purposes of computing the ratios of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charges (excluding capitalized interest) and fixed charges consist of interest expensed and capitalized, amortization of debt discount and expense related to indebtedness, and the portion of rental expenses deemed to be representative of the interest factor attributable to leases for rental property. The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated:

	Predecessor Company				Successor Company
				Period from	Period from
				January 1, 2005	March 15, 2005
				through	through
	Year Ended December 31,			March 14,	December 31,
	2002(1)	2003(2)	2004(3)	2005(4)	2005	2006
Ratio of earnings to fixed charges	—	—	—	—	5.4x	39.3x

(1)	Earnings were insufficient to cover fixed charges, and fixed charges exceeded earnings by approximately $53.9 million.

(2)	Earnings were insufficient to cover fixed charges, and fixed charges exceeded earnings by approximately $167.3 million.

(3)	Earnings were insufficient to cover fixed charges, and fixed charges exceeded earnings by approximately $98.8 million.

(4)	Earnings were insufficient to cover fixed charges, and fixed charges exceeded earnings by approximately $60.3 million.

SELLING SECURITY HOLDERS
     We initially issued and sold a total of $150,000,000 aggregate principal amount of the Debentures in private placements to certain initial purchasers on February 7, 2007 and February 15, 2007. The initial purchasers have advised us that they resold the Debentures in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A. The selling security holders, which term includes their transferees, pledgees, donees and successors, may from time to time offer and sell pursuant to this prospectus any and all of the Debentures and the common stock issuable upon conversion of the Debentures.
     The Debentures and the common stock to be issued upon conversion of the Debentures are being registered pursuant to a registration rights agreement between us and the initial purchasers. In that agreement, we undertook to file a registration statement with regard to the Debentures and the common stock issuable upon conversion of the Debentures and, subject to certain exceptions, to keep that registration statement effective until the date there are no longer any registrable securities. See “Registration Rights.” The registration statement to which this prospectus relates is intended to satisfy our obligations under that agreement.
     The selling security holders named below have advised us that they currently intend to sell the Debentures and the common stock set forth below pursuant to this prospectus. Additional selling security holders may choose to sell Debentures and the common stock from time to time upon notice to us. None of the selling security holders named below has, within the past three years, held any position, office or other material relationship with us or any of our predecessors or affiliates.
     Unless the securities were purchased pursuant to this registration statement, before a security holder not named below may use this prospectus in connection with an offering of securities, this prospectus will be amended or supplemented to include the name and amount of Debentures and common stock beneficially owned by the selling security holder and the amount of Debentures and common stock to be offered. Any amended or supplemented prospectus will also disclose whether any selling security holder selling in connection with that amended or supplemented prospectus has held any position, office or other material relationship with us or any of our predecessors or affiliates during the three years prior to the date of the amended or supplemented prospectus.
     The following table is based solely on information provided by the selling security holders. This information represents the most current information provided to us by selling security holders.

				Shares of		Shares of
				Common	Shares of	Common
	Amount of	Percentage of		Stock	Common	Stock Upon
	Debentures	Debentures	Amount of	Beneficially	Stock That	Completion
	Beneficially	Beneficially	Debentures to	Owned	May Be	of Offering
	Owned ($)	Owned	Be Sold ($)(1)	(2)(3)	Sold (1)(3)	(1)
Arpeggio Fund(4)	$2,500,000	1.67%	$2,500,000	49,393	49,393	—
CALAMOS Market Neutral Income Fund – CALAMOS Investment Trust(5)	2,500,000	1.67%	2,500,000	49,393	49,393	—
Canadian Imperial Holdings Inc.(6)	10,000,000	6.67%	10,000,000	197,571	197,571	—
CQS Convertible and Quantitative
Strategies Master Fund Limited(7)	3,000,000	2.00%	3,000,000	59,271	59,271	—
CVS Fund(4)	1,450,000	*	1,450,000	28,648	28,648	—
DBAG London(8)	2,320,000	1.55%	2,320,000	45,836	45,836	—
Deutsche Bank Securities Inc.(9)	7,750,000	5.17%	7,750,000	153,118	153,118	—
Encore Fund(4)	1,500,000	1.00%	1,500,000	29,636	29,636	—
Fortissimo Fund(4)	750,000	*	750,000	14,818	14,818	—
Grace Convertible Arbitrage Fund, LTD.(10)	5,000,000	3.33%	5,000,000	98,786	98,786	—
Highbridge Convertible Arbitrage Master Fund, L.P.(11)	10,300,000	6.87%	10,300,000	203,498	203,498	—
Highbridge International LLC(12)	26,200,000	17.47%	26,200,000	517,636	517,636	—
IMF Converts(4)	3,500,000	2.33%	3,500,000	69,150	69,150	—
Rhapsody Fund(4)	4,800,000	3.20%	4,800,000	94,834	94,834	—
S.A.C. Arbitrage Fund, LLC(13)	3,000,000	2.00%	3,000,000	59,271	59,271	—
SuttonBrook Capital Portfolio LP(14)	24,000,000	16.00%	24,000,000	474,170	474,170	—
Symphony Hedging Entity(4)	2,000,000	1.33%	2,000,000	39,514	39,514	—
Tribeca Convertible LP(15)	6,500,000	4.33%	6,500,000	128,421	128,421	—
Vicis Capital Master Fund(16)	7,000,000	4.67%	7,000,000	138,300	138,300	—

Total	$124,070,000	82.71%	$124,070,000	2,451,263	2,451,263	—

*	Less than 1%.

(1)	Because a selling security holder may sell all or a portion of the Debentures and common stock issuable upon conversion of the Debentures pursuant to this prospectus, an estimate cannot be given as to the number or percentage of Debentures and shares of common stock that the selling security holder will hold upon termination of any sales. The information presented assumes that all of the selling security holders will fully convert the Debentures for cash and common stock and that the selling security holders will sell all the shares of common stock that they received pursuant to such conversion.

(2)	Includes the shares of common stock issuable upon conversion of the Debentures and open short positions in the Company’s common stock.

(3)	The number of shares of common stock issuable upon conversion of the Debentures is calculated assuming that the conversion of the full amount of Debentures held by such holder is at the maximum share conversion rate of 19.7571 shares per $1,000 principal amount of the Debentures. This conversion price is subject to adjustment as described under “Description of the Debentures — Conversion Procedures — Conversion Rate Adjustments.” Accordingly, the number of shares of common stock to be sold may increase or decrease from time to time. Fractional shares will not be issued upon conversion of the Debentures. Cash will be paid instead of fractional shares, if any.

(4)	This security holder has advised that voting and dispositive power with respect to the Debentures or our common stock held by this security holder is held by Eric White, the Trade Operations Specialist.

(5)	This security holder has advised us that Calamos Advisors LLC serve as its Investment Advisor for this selling security holder and that Mr. Nick Calamos, CIO for Calamos Advisors LLC, is the natural person with control and voting power over Calamos Advisors LLC and the Debentures or our common stock held by this security holder

(6)	Representatives of this security holder have advised us that this security holder is an affiliate of a U.S. registered broker-dealer; however, this security holder acquired the Debentures in the ordinary course of business and, at the time of the acquisition, had no agreements or understandings, directly or indirectly, with any party to distribute the Debentures or our common stock issuable upon conversion of the Debentures held by this security holder. Joseph Venn, Sybi Czeneszew and Andrew Henry are the proprietary traders of the Debentures held by this security holder and are the natural persons with voting and dispositive power with respect to the Debentures or our common stock held by this security holder.

(7)	This security holder has advised that voting and dispositive power with respect to the Debentures or our common stock held by this security holder is held by its directors: Alan Smith, Blair Gauld, Dennis Hunter, Karla Bolden and Jim Rogers.

(8)	Representatives of this security holder have advised us that this security holder is an affiliate of a U.S. registered broker-dealer; however, this security holder acquired the Debentures in the ordinary course of business and, at the time of the acquisition, had no agreements or understandings, directly or indirectly, with any party to distribute the Debentures or our common stock issuable upon conversion of the Debentures held by this security holder. Patrick Corrigan is the manager of the Debentures held by this security holder and is the natural person with voting and dispositive power with respect to the Debentures or our common stock held by this security holder.

(9)	This security holder has advised us that it is a U.S. registered broker-dealer. As such, the security holder is, under the interpretation of the Securities and Exchange Commission, an “underwriter” within the meaning of the Securities Act of 1933, as amended. Please see “Plan of Distribution” for required disclosure regarding this selling security holder. This security holder is a publicly traded corporation.

(10)	This security holder has advised that voting and dispositive power with respect to the Debentures or our common stock is held by Grace Brothers Management, LLC. The Managing Member of Grace Brothers Management, LLC and the natural person with voting and dispositive power with respect to the Debentures or our common stock held by this security holder is Michael Brailov.

(11)	Highbridge Capital Management, LLC is the trading manager of Highbridge Convertible Arbitrage Master Fund, L.P. and has voting control and investment discretion over the securities held by Highbridge Convertible Arbitrage Master Fund, L.P. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge Convertible Master Fund, L.P. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge Convertible Arbitrage Master Fund, L.P.

(12)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over the securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge International LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge International LLC.

(13)	This security holder has advised that voting and dispositive power with respect to the Debentures or our common stock held by this security holder is held by Steven A. Cohen. Mr. Cohen disclaims beneficial ownership of securities held by this security holder.

(14)	This security holder has advised us that SuttonBrook Capital Management LP is the investment manager of SuttonBrook Capital Portfolio LP and John London and Steven M. Weinstein are the natural persons with control and voting power over SuttonBrook Capital Management LP and the Debentures or our common stock held by this security holder.

(15)	Representatives of this security holder have advised us that this security holder is an affiliate of a U.S. registered broker-dealer; however, this security holder acquired the Debentures in the ordinary course of business and, at the time of the acquisition, had no agreements or understandings, directly or indirectly, with any party to distribute the Debentures or our common stock issuable upon conversion of the Debentures held by this security holder. Jeff Chmielewski is the portfolio manager for this security holder and is the natural person with voting and dispositive power over the Debentures or our common stock held by this security holder.

(16)	Vicis Capital LLC is the investment manager of Vicis Capital Master Fund. John Succo, Shad Stastney and Sky Lucas control Vicis Capital LLC. As such, Messrs. Succo, Stastney and Lucas are the natural persons who have voting and investment control of the securities being offered. Each of Messrs. Succo, Stastney and Lucas disclaims beneficial ownership of securities held by this security holder.

DESCRIPTION OF THE DEBENTURES
     The Debentures were issued under an indenture dated as of February 7, 2007, among Trico Marine Services, Inc., as issuer, and Wells Fargo Bank, National Association, as trustee. The terms of the Debentures include those provided in the indenture and those provided in the registration rights agreement dated as of February 7, 2007, among us and the initial purchasers.
     The following description is only a summary of the material provisions of the Debentures, the indenture and the registration rights agreement. We urge you to read the indenture and the registration rights agreement in their entirety because they, and not this description, define your rights as a holder of the Debentures. These documents are filed as exhibits to the registration statement of which this prospectus is a part. You may request copies of these documents as set forth under the caption “Where You Can Find More Information.”
     When we refer to “Trico Marine Services, Inc.,” “Trico Marine,” “we,” “our” or “us” in this section, we refer only to Trico Marine Services, Inc. and not its subsidiaries.
Brief Description of the Debentures
     The Debentures:
•	are limited to $150 million aggregate principal amount;

•	bear interest at a rate of 3.00% per year, payable semi-annually in arrears, on January 15 and July 15 of each year, commencing on July 15, 2007;

•	are general unsecured obligations, ranking equally with all of our other unsecured senior indebtedness and senior in right of payment to any subordinated indebtedness;

•	are effectively subordinated to our existing and future secured indebtedness to the extent the value of the related collateral;

•	are convertible by you at any time on or prior to the close of business on the business day preceding the maturity date, only upon satisfaction of one of the conditions for conversion, as described under “— Conversion Rights,” into cash and, if applicable, shares of our common stock initially based on a conversion rate of 23.0216 shares of our common stock per $1,000 principal amount of Debentures, which represents an initial conversion price of approximately $43.44 per share, subject to certain limitations described herein. In the event of certain types of fundamental changes, we will increase the conversion rate or, in lieu thereof, we may elect to adjust the conversion obligation and conversion rate so that the Debentures are convertible into shares of the acquiring or surviving company, in each case as described herein;

•	are subject to redemption for cash by us at any time on or after January 15, 2012, in whole or in part, at the redemption prices as described under “— Optional Redemption,” plus accrued and unpaid interest (including additional interest, if any) to, but not including, the redemption date;

•	are subject to repurchase by us, at your option, on January 15, 2014, January 15, 2017 and January 15, 2022, at a cash repurchase price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date, as set forth under “— Repurchase at the Option of the Holder — Optional Put;”

•	are subject to repurchase by us at your option if a fundamental change occurs, at a cash repurchase price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date, as set forth under “— Repurchase at the Option of the Holder — Fundamental Change Put;” and

•	are due on January 15, 2027, unless earlier converted, redeemed by us at our option or repurchased by us at your option.

     The Debentures are not guaranteed by any of our subsidiaries. The creditors of our subsidiaries are, therefore, entitled in the event of a bankruptcy, liquidation or reorganization of any such subsidiary to receive in payment of their claims any assets of such subsidiary before such subsidiary is able to distribute any such assets to us. Neither we nor any of our subsidiaries are subject to any financial covenants under the indenture. In addition, neither we nor any of our subsidiaries are restricted under the indenture from paying dividends, incurring debt or issuing or repurchasing our securities. You are not afforded protection under the indenture in the event of a highly leveraged transaction or a change in control of us, except to the extent described below under “— Conversion Rights” and “— Repurchase at the Option of the Holder — Fundamental Change Put.”
     No sinking fund is provided for the Debentures and the Debentures will not be subject to defeasance.
     The Debentures initially were issued in book-entry form only in denominations of $1,000 principal amount and whole multiples thereof. Beneficial interests in the Debentures are shown on, and transfers of beneficial interests in the Debentures will be effected only through, records maintained by The Depository Trust Company, or DTC, or its nominee, and any such interests may not be exchanged for certificated Debentures except in limited circumstances. For information regarding conversion, registration of transfer and exchange of global Debentures held in DTC, see “— Form, Denomination and Registration — Global Debentures, Book-Entry Form.”
     If certificated Debentures are issued, you may present them for conversion, registration of transfer and exchange, without service charge, at our office or agency maintained for that purpose, which will initially be the office or agency of the trustee in Dallas, Texas.
Additional Debentures
     We may, without the consent of the holders of the Debentures, increase the principal amount of the Debentures by issuing additional Debentures in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional Debentures; provided that such differences do not cause the additional Debentures to constitute a different class of securities than the Debentures for U.S. federal income tax purposes; and provided further, that the additional Debentures have the same CUSIP number as the Debentures offered hereby. The Debentures offered by this prospectus and any additional Debentures would rank equally and ratably and would be treated as a single class for all purposes under the indenture. No additional Debentures may be issued if any event of default has occurred and is continuing with respect to the Debentures.
Payment at Maturity
     On the maturity date, each holder will be entitled to receive on such date $1,000 in cash for each $1,000 in principal amount of Debentures, together with accrued and unpaid interest (including additional interest, if any) to, but not including, the maturity date. With respect to global Debentures, principal and interest (including additional interest, if any) will be paid to DTC in immediately available funds. With respect to any certificated Debentures, principal and interest (including additional interest, if any) will be payable at our office or agency maintained for that purpose, which initially will be the office or agency of the trustee in Dallas, Texas.
Interest
     The Debentures bear interest at a rate of 3.00% per year. Interest accrues from February 7, 2007, or from the most recent date to which interest has been paid or duly provided for. We will pay interest (including additional interest, if any) semi-annually, in arrears on January 15 and July 15 of each year, commencing on July 15, 2007, to holders of record at 5:00 p.m., New York City time, on the preceding January 1 and July 1, respectively. However, there are two exceptions to the preceding sentence:
•	we will not pay accrued interest (excluding any additional interest) on any Debentures when they are converted, except as described under “— Conversion Rights;” and

•	we will pay accrued and unpaid interest (including additional interest, if any) on the maturity date to a person other than the holder of record on the record date. On such date, we will pay accrued and unpaid interest only to the person to whom we pay the principal amount.

     Similarly, the interest payable on any Debenture upon redemption or repurchase following a fundamental change will be payable to the person to whom principal is payable pursuant to such redemption or repurchase following a fundamental change (unless the redemption date or the fundamental change repurchase date, as the case may be, is after a record date and on or prior to the corresponding interest payment date, in which case the semi-annual payment of interest becoming due on such interest payment date shall be payable to the holder of such Debenture registered as such on the applicable record date).
     We will pay interest on:
•	global Debentures to DTC in immediately available funds;

•	any certificated Debentures having a principal amount of less than $2,000,000, by check mailed to the holders of those Debentures; provided, however, at maturity, interest will be payable as described under “— Payment at Maturity;” and

•	any certificated Debentures having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the holders of these Debentures duly delivered to the trustee at least five business days prior to the relevant interest payment date; provided, however, at maturity, interest will be payable as described under “— Payment at Maturity.”
     Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. If a payment date is not a business day, payment will be made on the next succeeding business day, and no additional interest will accrue thereon.
Conversion Rights
     Holders may convert their Debentures prior to the close of business on the business day preceding the maturity date based on an initial conversion rate of 23.0216 shares of common stock per $1,000 principal amount of Debentures (equivalent to an initial conversion price of approximately $43.44 per share), only if the conditions for conversion described below are satisfied. The conversion rate will be subject to adjustment and certain limitations as described below. As described under “— Conversion Procedures — Settlement Upon Conversion,” upon conversion, we will satisfy our conversion obligation in cash up to the principal amount of the Debentures to be converted, with any remaining amount to be satisfied in shares of our common stock. Unless we have previously redeemed or purchased the Debentures, you will have the right to convert any portion of the principal amount of any Debentures that is an integral multiple of $1,000 on or prior to the close of business on the business day immediately preceding the maturity date only under the following circumstances:
(1)	prior to January 15, 2025, on any date during any fiscal quarter beginning after March 31, 2007 (and only during such fiscal quarter) if the closing sale price of our common stock was more than 125% of the then current conversion price for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of the previous fiscal quarter;

(2)	at any time on or after January 15, 2025;

(3)	with respect to any debentures called for redemption, until the close of business on the business day prior to the redemption date;

(4)	if we distribute to all or substantially all holders of our common stock rights or warrants entitling them to purchase, for a period of 45 calendar days or less, shares of our common stock at a price less than the average closing sale price for the ten trading days preceding the declaration date for such distribution, as described below in more detail under “— Conversion upon Specified Corporate Transactions;”

(5)	if we distribute to all or substantially all holders of our common stock, cash or other assets, debt securities or rights to purchase our securities, which distribution has a per share value exceeding 10% of the closing sale price of our common stock on the trading day preceding the declaration date for such distribution, as described below in more detail under “— Conversion upon Specified Corporate Transactions;”

(6)	during a specified period if a fundamental change occurs, as described in more detail below under “— Conversion upon a Fundamental Change;” or

(7)	during the five consecutive business-day period following any ten consecutive trading-day period in which the average trading price for the debentures was less than 98% of the average of the closing sale price of our common stock during such ten trading-day period multiplied by the then current conversion rate, as described in more detail below under “— Conversion upon Satisfaction of Trading Price Condition;” we refer to this condition as the “trading price condition.”
     The “closing sale price” of any share of our common stock on any trading date means the closing sale price of such security (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which our common stock is traded or, if our common stock is not listed on a U.S. national or regional securities exchange, as reported by Pink Sheets LLC. In the absence of such a quotation, the closing sale price will be determined by a nationally recognized securities dealer retained by us for that purpose. The closing sale price will be determined without reference to extended or after hours trading. The “conversion price” on any day will equal $1,000 divided by the conversion rate in effect on that day.
     Except as provided in the next paragraph, upon conversion, you will not receive any separate cash payment of accrued and unpaid interest (excluding any additional interest) on the Debentures. Accrued and unpaid interest (excluding any additional interest), if any, to the conversion date is deemed to be paid in full with the shares of our common stock issued or cash paid upon conversion rather than cancelled, extinguished or forfeited.
     If you convert after the record date for an interest payment but prior to the corresponding interest payment date, you will receive on the corresponding interest payment date the interest (including additional interest, if any) accrued and unpaid on your Debentures, notwithstanding your conversion of those Debentures prior to the interest payment date, assuming you were the holder of record on the corresponding record date. However, except as provided in the next sentence, at the time you surrender your Debentures for conversion, you must pay us an amount equal to the interest (excluding any additional interest) that has accrued and will be paid on the Debentures being converted on the corresponding interest payment date. You are not required to make such payment:
•	if you convert your Debentures in connection with a redemption and we have specified a redemption date that is after a record date and on or prior to the corresponding interest payment date;

•	if you convert your Debentures in connection with a fundamental change and we have specified a fundamental change repurchase date that is after a record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest (including overdue additional interest, if any), if overdue interest (or overdue additional interest) exists at the time of conversion with respect to your Debentures.
     Except as described under “— Conversion Rate Adjustments,” we will not make any payment or other adjustment for dividends on any common stock issued upon conversion of the Debentures.
Conversion Upon Specified Corporate Transactions
     You will have the right to convert your Debentures if we:
•	distribute to all holders of our common stock rights or warrants (other than pursuant to a rights plan) entitling them to purchase, for a period of 45 calendar days or less, shares of our common stock at a price less than the average closing sale price for the ten trading days preceding the declaration date for such distribution; or

•	distribute to all holders of our common stock, cash or other assets, debt securities or rights to purchase our securities (other than pursuant to a rights plan), which distribution has a per share value exceeding 10% of the closing sale price of our common stock on the trading day preceding the declaration date for such distribution.
     We will notify you at least 10 business days prior to the ex-dividend date for such distribution. Once we have given such notice, you may surrender your Debentures for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day preceding the ex-dividend date or any announcement by us that such distribution will not take place. You may not convert any of your Debentures based on this conversion contingency if you will otherwise participate in the distribution without conversion as a result of holding the Debentures.
     You will also have the right to convert your Debentures if we are a party to a consolidation, merger, binding share exchange or sale or conveyance of all or substantially all of our property and assets (other than a consolidation, merger, binding share exchange or sale or conveyance, the primary purpose of which is to effect a reincorporation or redomiciling of Trico Marine) that does not constitute a fundamental change, in each case pursuant to which our common stock would be converted into cash, securities and/or other property. In such event, you will have the right to convert your Debentures at any time beginning 15 calendar days prior to the date announced by us as the anticipated effective date of the transaction and until and including the date which is 15 calendar days after the date that is the actual effective date of such transaction.
Conversion Upon a Fundamental Change
     If a fundamental change (as defined under “— Repurchase at the Option of the Holder — Fundamental Change Put”) occurs, you will have the right to convert your Debentures at any time beginning on the business day following the effective date of the fundamental change until 5:00 p.m., New York City time, on the business day preceding the repurchase date relating to such fundamental change. We will notify you of the anticipated effective date of any fundamental change at least 10 calendar days prior to such date, to the extent practicable, and, in any event, no later than the effective date thereof. If you convert your Debentures in connection with a fundamental change, you may receive under certain circumstances the benefit of an increased conversion rate, which will be in an amount determined as set forth under “— Adjustment to Conversion Rate Upon a Non-Stock Change of Control.”
     If you have submitted any or all of your Debentures for repurchase, unless you have withdrawn such Debentures in a timely fashion, your conversion rights on the Debentures so subject to repurchase will expire at 5:00 p.m., New York City time, on the business day preceding the repurchase date, unless we default in the payment of the repurchase price. If you have submitted any Debentures for repurchase, such Debentures may be converted only if you submit a withdrawal notice, and if the Debentures are in global form, you comply with appropriate DTC procedures.
Conversion Upon Satisfaction of Trading Price Condition
     You may surrender your Debentures for conversion prior to maturity during the five business-day period following any ten consecutive trading-day period in which the “trading price” per $1,000 principal amount of Debentures, as determined following a request by a holder of Debentures in accordance with the procedures described below, for each trading day of such ten trading-day period was less than 98% of the product of the closing sale price of our common stock and the then current conversion rate for each day during such ten-day trading period.
     The “trading price” of the Debentures on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Debentures obtained by the trustee for $5,000,000 principal amount of the Debentures at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select, which may include one or more of the initial purchasers, provided that if at least two such bids cannot reasonably be obtained by the trustee, but one such bid can reasonably be obtained by the trustee, this one bid will be used. If the trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Debentures from a nationally recognized securities dealer, then, for purposes of the trading price condition only, the trading price of the Debentures will be deemed to be less than 98% of the applicable conversion rate of the Debentures multiplied by the closing sale price of our common stock on such determination date.

     The trustee will determine the trading price of the Debentures upon our request. We will have no obligation to make that request unless a holder of Debentures requests that we do so and provides reasonable evidence that the trading price of the Debentures is below the required threshold. If a holder provides such request and evidence, we will instruct the trustee to determine the trading price of the Debentures for each trading day until the minimum trading price threshold is exceeded.
Conversion Procedures
Procedures to be Followed by a Holder
     If you hold a beneficial interest in a global Debenture, to convert you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion procedures and, if required, pay funds equal to interest (excluding any additional interest) payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any.
     If you hold a certificated Debenture, to convert you must:
•	complete and manually sign the conversion notice on the back of the Debentures or a facsimile of the conversion notice;

•	deliver the completed conversion notice and the Debentures to be converted to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay funds equal to interest (but excluding any additional interest) payable on the next interest payment date to which you are not entitled; and

•	if required, pay all taxes or duties, if any.
     The conversion date will be the date on which you have satisfied all of the foregoing requirements. The Debentures will be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the conversion date.
     You will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own. Certificates representing common stock will be issued and delivered only after all applicable taxes and duties, if any, payable by you have been paid in full.
Settlement Upon Conversion
     Upon conversion, we will deliver to holders in respect of each $1,000 principal amount of Debentures being converted a “conversion settlement amount” equal to the sum of the daily settlement amounts (as defined below) for each of the twenty trading days during the conversion settlement averaging period, provided that in no event will we issue more than 19.7571 shares of our common stock per $1,000 principal amount of Debentures upon conversion, subject to specified anti-dilution adjustments. This limitation will limit your participation in any appreciation of the price of our common stock, in connection with an exercise of your option to convert your Debentures, above approximately $306.32 per share.
     The “conversion settlement averaging period” means the 20 consecutive trading day period:
•	if we have called the Debentures delivered for conversion for redemption, beginning on the 23rd scheduled trading day immediately preceding the redemption date;

•	with respect to conversion notices received during the period beginning 25 trading days preceding the maturity date and ending one trading day preceding the maturity date, beginning on the 23rd scheduled trading day immediately preceding the maturity date;

•	with respect to conversions in connection with a fundamental change, beginning on the 23rd scheduled trading day immediately preceding the repurchase date relating to such fundamental change; and

•	in all other cases, beginning on the third trading day following our receipt of your conversion notice.
     Subject to the limitations described above, the “daily settlement amount,” for each $1,000 principal amount of Debentures, for each of the twenty trading days during the conversion settlement averaging period, shall consist of:
•	cash equal to the lesser of $50 and the daily conversion value; and

•	to the extent the daily conversion value exceeds $50, a number of shares of our common stock (or the consideration into which our common stock has been converted in connection with certain corporate transactions) equal to, (1) the difference between the daily conversion value and $50, divided by (2) the volume weighted average price of our common stock (or such other consideration) for such day.
     The “daily conversion value” for any trading day equals 1/20th of:
•	the conversion rate in effect on that day, multiplied by

•	the volume weighted average price of our common stock (or the consideration into which our common stock has been converted in connection with certain corporate transactions) on that day.
     The “volume weighted average price” of one share of our common stock on any trading day will be the per share volume weighted average prices as displayed under the heading “Bloomberg VWAP” on Bloomberg Page TRMA<equity>AQR (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such trading day (or, if such volume weighted average price is unavailable or such page or its equivalent is unavailable, the volume weighted average price of each trade in Trico Marine’s shares of common stock during such trading day between 9:30 a.m. and 4:00 p.m., New York City time, on The Nasdaq Global Select Market or, if Trico Marine’s common stock is not traded on The Nasdaq Global Select Market, the principal U.S. national or regional securities exchange on which Trico Marine’s common stock is listed, as calculated by a nationally recognized independent investment banking firm (which may be one of the initial purchasers or its affiliates) retained for this purpose by us).
     A “trading day” is any day that is scheduled to be a trading day on the primary United States national securities exchange or market on which Trico Marine’s common stock is listed, admitted to trading or quoted on which (i) there is no market disruption event and (ii) The Nasdaq Global Select Market (or, if Trico Marine’s common stock is not quoted on The Nasdaq Global Select Market, the principal U.S. national or regional securities exchange on which Trico Marine’s common stock is listed or admitted to trading), is open for trading or, if Trico Marine’s common stock is not so listed, admitted for trading or quoted, any business day. A “trading day” includes only those scheduled trading days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or market.
     For the purposes of the definition of “trading day,” “market disruption event” means (i) a failure by the primary United States national securities exchange or market on which Trico Marine’s common stock is listed, admitted to trading or quoted to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. (New York City time) on any trading day for Trico Marine’s common stock for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in Trico Marine’s common stock or in any options contracts or future contracts relating to Trico Marine’s common stock.
     Settlement in cash and/or shares of our common stock (or the consideration into which our common stock has been converted in connection with certain corporate transactions) will occur on the third trading day following the final trading day of the conversion settlement averaging period (as defined above).

     We will not issue fractional shares of our common stock upon conversion of the Debentures. Instead, we will pay cash in lieu of fractional shares based on the volume weighted average price of our common stock on the final trading day of the conversion settlement averaging period.
     The shares of Common Stock issuable upon conversion of the Debentures offered hereby are subject to certain limitations on foreign ownership. By reason of such restrictions, upon conversion of the Debentures, a foreign holder of Debentures receiving shares of our common stock upon conversion may not receive or accrue any rights with respect to any dividends or other distributions of assets declared payable in respect of such shares or be entitled to vote such shares with respect to any matter submitted to stockholders and may be subject to having such shares redeemed by us for cash or promissory notes. See “Risk Factors — Risks Relating to the Ownership of our Common Stock — Our charter documents include provisions limiting the rights of foreign owners of our capital stock” and “Description of Capital Stock — Certain Charter and Bylaw Provisions — Limitation on Foreign Ownership of Our Stock.”
     The limit on the maximum number of shares issuable per $1,000 principal amount of Debentures specified in the first paragraph under this caption “— Settlement Upon Conversion” has been established in order to comply with a rule of The Nasdaq Global Market limiting the issuance of common stock by companies listed thereon without stockholder approval.
Conversion Rate Adjustments
     We will adjust the conversion rate for certain events, including:
(1)	issuances of our common stock as a dividend or distribution on our common stock;

(2)	certain subdivisions, combinations or reclassifications of our common stock;

(3)	issuances to all or substantially all holders of our common stock of certain rights or warrants to purchase, for a period of up to 45 days, our common stock at less than the then-current market price of our common stock, provided that the conversion rate will be readjusted to the extent that any of the rights or warrants are not exercised prior to their expiration;

(4)	distributions to all or substantially all holders of our common stock of shares of our capital stock (other than our common stock), evidences of our indebtedness or assets, including securities, but excluding:
•	the rights and warrants referred to in clause (3) above;

•	any dividends and distributions in connection with a reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition resulting in a change in the conversion consideration pursuant to the sixth succeeding paragraph below or pursuant to “— Conversion After a Public Acquirer Change of Control;”

•	any dividends or distributions paid exclusively in cash; or

•	any dividends or distributions referred to in clause (1) above;
(5)	dividends or other distributions consisting exclusively of cash to all or substantially all holders of our common stock (other than dividends or distributions made in connection with our liquidation, dissolution or winding-up or upon a merger or consolidation), in which event the conversion rate will be adjusted by multiplying:
•	the conversion rate by, a fraction,

•	the numerator of which will be the current market price of our common stock and the denominator of which will be the current market price of our common stock minus the amount per share of such dividend or distribution; and

(6)	purchases of our common stock pursuant to a tender offer or exchange offer made by us or any of our subsidiaries to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the closing sale price per share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.
     For purposes of clause (3) and (5) above, “current market price” means the average closing sale price of our common stock for the 10 consecutive trading days immediately prior to the ex-dividend date for the distribution requiring such computation.
     To the extent that any future rights plan adopted by us is in effect upon conversion of the Debentures, you will receive, in addition to any common stock issuable upon conversion, the rights under the applicable rights agreement unless the rights have separated from our common stock at the time of conversion of the Debentures, in which case, the conversion rate will be adjusted as if we distributed to all holders of our common stock shares of our capital stock, evidences of indebtedness or assets as described above in clause (4), subject to readjustment in the event of the expiration, termination or redemption of such rights.
     We will not make any adjustment to the conversion rate if holders may participate in the transaction or in certain other cases. In cases where the fair market value of assets, capital stock (other than common stock), debt securities or certain rights, warrants or options to purchase our securities, applicable to one share of common stock, distributed to stockholders:
•	equals or exceeds the average closing price of the common stock over the ten consecutive trading day period ending on the ex-dividend date for such distribution, or

•	such average closing price exceeds the fair market value of such assets, capital stock, debt securities or rights, warrants or options so distributed by less than $1.00, rather than being entitled to an adjustment in the conversion rate, the holder of a Debenture will be entitled to receive upon conversion, in addition to any shares of common stock, the kind and amount of assets, capital stock, debt securities or rights, warrants or options comprising the distribution that such holder would have received if such holder had converted such Debentures immediately prior to the record date for determining the stockholders entitled to receive the distribution.
     Except as stated above, we will not adjust the conversion rate for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.
     In the event that we distribute shares of capital stock of a subsidiary of ours pursuant to clause (4) above, the conversion rate will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our common stock, in each case over a measurement period following the distribution.
     If we:
•	reclassify or change our common stock (other than changes resulting from a subdivision or combination), or

•	consolidate or merge with or into any person or sell, lease, transfer, convey or otherwise dispose of all or substantially all of our assets and those of our subsidiaries taken as a whole to another person, and the holders of our common stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for their common stock, each outstanding Debenture will, without the consent of any holders of the Debentures, become convertible only into the consideration received by holders of our common stock in such transaction (the “reference property”), except in the limited case of a public acquirer change of control where we elect to have the Debentures convertible into public acquirer common stock as described below under “— Conversion After a Public Acquirer Change of Control” and except that the conditions to conversion described above and the provisions above under “— Settlement Upon Conversion” relating to the satisfaction of the conversion obligation shall continue to apply following any such transaction, with the daily conversion value calculated with respect to the reference property. In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such transaction, then from and after the effective date of such transaction, reference property shall be deemed to be the consideration that a majority of the holders of our common stock who made such an election received in such transaction. We may not become a party to any such transaction unless its terms are consistent with the foregoing.
     If a taxable distribution to holders of our common stock or other transaction occurs that results in any adjustment of the conversion rate (including an adjustment at our option), you may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock. See “Certain United States Federal Income Tax Considerations.”
     We may from time to time, to the extent permitted by law, increase the conversion rate of the Debentures by any amount for any period of at least 20 business days. In that case, we will give at least 15 days prior notice of such increase. We may make such increases in the conversion rate, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.
     We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustment that is less than 1% of the conversion rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (a) annually on the anniversary of the first date of issue of the Debentures and otherwise (b)(1) five business days prior to the maturity of the Debentures (whether at stated maturity or otherwise) or (2) prior to the redemption date or repurchase date, unless such adjustment has already been made.
     If we adjust the conversion rate pursuant to the above provisions, we will issue a press release containing the relevant information and make this information available on our website or through another public medium as we may use at that time.
Adjustment to Conversion Rate Upon a Non-Stock Change of Control
     If and only to the extent you elect to convert your Debentures in connection with a transaction described under clause (1) or clause (4) under the definition of a fundamental change described below under “— Repurchase at the Option of the Holder — Fundamental Change Put,” which transaction has an effective date prior to January 15, 2012 and pursuant to which 10% or more of the consideration for our common stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such fundamental change transaction consists of cash or securities (or other property) that are not shares of common stock, depositary receipts or other certificates representing common equity interests traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, which we refer to as a “non-stock change of control,” we will increase the conversion rate with respect to Debentures converted in connection with such transaction as described below. The number of additional shares by which the conversion rate is increased (the “additional shares”) will be determined by reference to the table below, based on the date on which the non-stock change of control becomes effective (the “effective date”) and the price (the “stock price”) paid per share for our common stock in such non-stock change of control. If holders of our common stock receive only cash in such transaction, the price paid per share will be the cash amount paid per share. Otherwise, the price paid per share will be the average of the closing sale prices of our common stock on the five trading days prior to but not including the effective date of such non-stock change of control. We will notify you of the anticipated effective date of any fundamental change at least 10 business days prior to such date, to the extent practicable, and, in any event, no later than the effective date thereof.
     A conversion of the Debentures by a holder will be deemed for these purposes to be “in connection with” a non-stock change of control only if the conversion notice is received by the conversion agent following the effective date of the non-stock change of control but before the close of business on the business day immediately preceding the related repurchase date (as specified in the repurchase notice described under “— Repurchase at the Option of the Holder — Fundamental Change Put”).
     The number of additional shares in the table below will be adjusted in the same manner as and as of any date on which the conversion rate of the Debentures is adjusted as described above under "— Conversion Rate Adjustments.” The stock prices set forth in the first row of the table below (i.e., the column headers) will be simultaneously adjusted to equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment and the denominator of which is the conversion rate as so adjusted.
     The following table sets forth the number of additional shares by which the conversion rate shall be increased:
Stock Price

Effective Date	$31.25	$43.44	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00	$130.00	$140.00	$150.00
February 7, 2007	8.9784	4.8489	3.6985	2.5904	1.9132	1.4713	1.1665	0.9467	0.7824	0.6560	0.5560	0.4752	0.4087
January 15, 2008	8.7084	4.4753	3.3328	2.2633	1.6321	1.2334	0.9656	0.7767	0.6383	0.5331	0.4511	0.3852	0.3312
January 15, 2009	8.3104	3.9441	2.8216	1.8184	1.2603	0.9264	0.7122	0.5673	0.4637	0.3865	0.3266	0.2789	0.2404
January 15, 2010	7.3614	2.4604	1.4202	0.6795	0.3801	0.2481	0.1824	0.1445	0.1194	0.1013	0.0876	0.0762	0.0665
January 15, 2011	7.2688	2.2644	1.2397	0.5475	0.2890	0.1839	0.1349	0.1076	0.0894	0.0763	0.0659	0.0577	0.0505
January 15, 2012	—	—	—	—	—	—	—	—	—	—	—	—	—
     The exact stock price and effective dates may not be set forth on the table, in which case, if the stock price is:
•	between two stock price amounts on the table or the effective date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 360-day year;

•	in excess of $150.00 per share (subject to adjustment), no additional shares will be issued upon conversion;

•	less than $31.25 per share (subject to adjustment), no additional shares will be issued upon conversion.
     Notwithstanding the foregoing, in no event will the conversion rate as adjusted pursuant to the foregoing be greater than 32.00 shares per $1,000 principal amount of the Debentures subject to adjustments in the same manner as the conversion rate.
     Additional shares deliverable as described in this section “— Adjustment to Conversion Rate Upon a Non-Stock Change of Control,” or cash in lieu thereof, will be delivered on the settlement date applicable to the relevant conversion.
     Our obligation to increase the conversion rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of economic remedies.
Conversion After a Public Acquirer Change of Control
     Notwithstanding the foregoing, in the case of a non-stock change of control constituting a public acquirer change of control (as defined below), we may, in lieu of issuing additional shares upon conversion as described in “— Adjustment to Conversion Rate Upon a Non-Stock Change of Control” above, elect to adjust our conversion obligation and the conversion rate such that from and after the effective date of such public acquirer change of control, holders of the Debentures will be entitled to convert their Debentures (subject to the satisfaction of certain conditions) into shares of public acquirer common stock (as defined below), and the conversion rate in effect immediately before the public acquirer change of control will be adjusted by multiplying it by a fraction:
•	the numerator of which will be (i) in the case of a public acquirer change of control pursuant to which our common stock is converted solely into cash, the value of such cash paid or payable per share of common stock or (ii) in the case of any other public acquirer change of control, the average of the closing sale prices of our common stock for the five consecutive trading days prior to but excluding the effective date of such public acquirer change of control, and

•	the denominator of which will be the average of the closing sale prices of the public acquirer common stock for the five consecutive trading days commencing on the trading day next succeeding the effective date of such public acquirer change of control.
     A “public acquirer change of control” means a non-stock change of control in which the acquirer has a class of common stock (or depositary receipts or shares in respect thereof) traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with such non-stock change of control (the “public acquirer common stock”). If an acquirer does not itself have a class of common stock (or depositary receipts or shares in respect thereof) satisfying the foregoing requirement, it will be deemed to have “public acquirer common stock (or depositary receipts or shares in respect thereof) if a corporation that directly or indirectly owns at least a majority of the acquirer has a class of common stock (or depositary receipts or shares in respect thereof) satisfying the foregoing requirement, provided that such corporation fully and unconditionally guarantees the Debentures, in which case all references to public acquirer common stock will refer to such class of common stock. Majority owned for these purposes means having “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s capital stock that are entitled to vote generally in the election of directors.
     Upon a public acquirer change of control, if we so elect, holders may convert their Debentures (subject to the satisfaction of the conditions to conversion described under “— Conversion Procedures — Procedures to be Followed by a Holder” above) for public acquirer common stock at the adjusted conversion rate described in the second preceding paragraph but will not be entitled to receive additional shares upon conversion as described under “— Adjustment to Conversion Rate Upon a Non-Stock Change of Control.” We are required to notify holders of our election in our notice to holders of such transaction. Following any such election, the provisions set forth herein, including those set forth under “— Settlement Upon Conversion” shall continue to apply except that reference to our common stock shall be deemed to refer to the public acquirer common stock. In addition, upon a public acquirer change of control, in lieu of converting the Debentures, the holder can, subject to certain conditions, require us to repurchase all or a portion of the Debentures owned by the holder as described below under “— Repurchase at the Option of the Holders — Fundamental Change Put.”
Optional Redemption
     At any time on or after January 15, 2012, we may redeem all or a part of the Debentures at a cash redemption price set forth below, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the redemption date. However, if the redemption date is after a record date and on or prior to the corresponding interest payment date, the interest (including additional interest, if any) will be paid on the redemption date to the holder of record on the record date.
     The redemption price for the Debentures, expressed as a percentage of principal amount, is as follows for the periods set forth below:

Period	Redemption Price
January 15, 2012 through January 14, 2013	100.8571%
January 15, 2013 through January 14, 2014	100.4286%
After January 14, 2014	100.0000%
     We will give notice of redemption to all record holders of Debentures at their addresses set forth in the register of the registrar not less than 30 nor more than 60 days prior to the redemption date. This notice will state, among other things:
•	that you have a right to convert the Debentures called for redemption, and the conversion rate then in effect;

•	the date on which your right to convert the Debentures called for redemption will expire; and

•	the date on which the conversion settlement averaging period will begin.

     If we do not redeem all of the Debentures, the trustee will select the Debentures to be redeemed in principal amounts of $1,000 or integral multiples of $1,000 by lot, pro rata or by another method the trustee considers fair and appropriate. If any Debentures are to be redeemed in part only, we will issue new Debentures in principal amount equal to the unredeemed principal portion thereof. If a portion of your Debentures is selected for partial redemption and you convert a portion of your Debentures, the converted portion will be deemed to be taken from the portion selected for redemption.
     Additionally, we will not be required to:
•	issue, register the transfer of, or exchange any Debentures during the period of 15 days before the mailing of the notice of redemption, or

•	register the transfer of or exchange any Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Debentures being redeemed in part.
     We may not redeem the Debentures if we have failed to pay interest on the Debentures and such failure to pay is continuing.
Repurchase at the Option of the Holder
Optional Put
     On January 15, 2014, January 15, 2017 and January 15, 2022, you will have the right to require us to repurchase, at the repurchase price described below, all or part of your Debentures for which you have properly delivered and not withdrawn a written repurchase notice. The Debentures submitted for repurchase must be $1,000 in principal amount or whole multiples thereof.
     The repurchase price will be payable in cash and will equal 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the repurchase date. However, if the repurchase date is after a record date and on or prior to the corresponding interest payment date, the interest (including additional interest, if any) will be paid on the repurchase date to the holder of record on the record date.
     We may be unable to repurchase your Debentures upon your exercise of your repurchase right. Our ability to repurchase Debentures for cash in the future may be limited by the terms of our then-existing borrowing agreements. Accordingly, we cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash.
     We will give notice at least 20 business days prior to each repurchase date to all record holders at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law. This notice will state, among other things, the procedures that you must follow to require us to repurchase your Debentures.
     To exercise your repurchase right, you must deliver at any time from 9:00 a.m., New York City time, on the date that is 20 business days prior to the applicable repurchase date to 5:00 p.m., New York City time, on the applicable repurchase date, a written notice to the paying agent of your exercise of your repurchase right (together with the Debentures to be repurchased, if certificated Debentures have been issued). If you hold a beneficial interest in a global Debenture, your repurchase notice must comply with appropriate DTC procedures. The repurchase notice must state:
•	if you hold certificated Debentures, the Debentures certificate numbers;

•	the portion of the principal amount of your Debentures to be repurchased, which must be in $1,000 multiples; and

•	that the Debentures are to be repurchased by us pursuant to the applicable provisions of the Debentures and the indenture.

     You may withdraw your repurchase notice at any time prior to 5:00 p.m., New York City time, on the applicable repurchase date, by delivering a written notice of withdrawal to the paying agent. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the Debentures listed in the repurchase notice. If you hold a beneficial interest in a global Debenture, your withdrawal notice must comply with appropriate DTC procedures. The withdrawal notice must state:
•	if you hold certificated Debentures, the certificate numbers of the withdrawn Debentures;

•	the principal amount of the withdrawn Debentures; and

•	the principal amount, if any, which remains subject to the repurchase notice.
     Payment of the repurchase price for Debentures for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Debentures, together with necessary endorsements, to the paying agent, as the case may be. Payment of the repurchase price for the Debentures will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the Debentures, as the case may be.
     If the paying agent holds on the business day immediately following the repurchase date cash sufficient to pay the repurchase price of the Debentures that holders have elected to require us to repurchase, then, as of the repurchase date:
•	those Debentures will cease to be outstanding and interest (including additional interest, if any) will cease to accrue, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the paying agent, as the case may be; and

•	all other rights of those Debentures holders will terminate, other than the right to receive the repurchase price upon delivery or transfer of the Debentures.
     In connection with any repurchase, we will, to the extent applicable:
•	comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Debentures;

•	file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the Debentures; and

•	comply with all other federal and state securities laws in connection with any offer by us to repurchase the Debentures.
Fundamental Change Put
     If a fundamental change (as defined below) occurs at any time prior to the maturity of the Debentures, you will have the right to require us to repurchase, at the repurchase price described below, all or part of your Debentures for which you have properly delivered and not withdrawn a written repurchase notice. The Debentures submitted for repurchase must be $1,000 in principal amount or whole multiples thereof.
     The repurchase price will be payable in cash and will equal 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the repurchase date. However, if the repurchase date is after a record date and on or prior to the corresponding interest payment date, the interest (including additional interest, if any) will be paid on the repurchase date to the holder of record on the record date.
     We may be unable to repurchase your Debentures in cash upon a fundamental change. Our ability to repurchase the Debentures with cash in the future may be limited by the terms of our then-existing borrowing agreements. In addition, the occurrence of a fundamental change could cause an event of default under the terms of our then-

existing borrowing agreements. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash.
     A “fundamental change” will be deemed to have occurred when any of the following has occurred:
(1)	the consummation of any transaction that is disclosed in a Schedule 13D (or successor form) by any “person” and the result of which is that such “person” has become the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our capital stock that is at the time entitled to vote by the holder thereof in the election of our board of directors (or comparable body);

(2)	the first day on which a majority of the members of our board of directors are not continuing directors;

(3)	the adoption of a plan relating to our liquidation or dissolution;

(4)	the consolidation or merger of us with or into any other person, or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries taken as a whole to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act), other than:
(a)	any transaction pursuant to which the holders of 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the capital stock entitled to vote generally in elections of directors of the continuing or surviving person (or any parent thereof) immediately after giving effect to such transaction; or

(b)	any merger primarily for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity; or
(5)	the termination of trading of our common stock, which will be deemed to have occurred if our common stock or other common stock into which the Debentures are convertible is neither listed for trading on a United States national securities exchange nor approved for listing on any United States system of automated dissemination of quotations of securities prices, and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.
     However, a fundamental change will be deemed not to have occurred if more than 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a fundamental change under clause (1) or (4) above consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded or to be traded immediately following such transaction on a national securities exchange or approved for listing on any United States system of automated dissemination of quotations of securities prices, and, as a result of the transaction or transactions, the Debentures become convertible into such common stock, depositary receipts or other certificates representing common equity interests and other applicable consideration.
     “Continuing directors” means, as of any date of determination, any member of the board of directors of Trico Marine who:
•	was a member of the board of directors on the date of the indenture; or

•	was nominated for election or elected to the board of directors with the approval of a majority of the continuing directors who were members of the board at the time of new director’s nomination or election.

     The definition of “fundamental change” includes a phrase relating to the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of our assets and those of our subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Debentures to require us to repurchase the Debentures as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and those of our subsidiaries taken as a whole to another person or group may be uncertain.
     On or before the fifth business day after the occurrence of a fundamental change, we will provide to all record holders of the Debentures on the date of the fundamental change at their addresses shown in the register of the registrar and to beneficial owners to the extent required by applicable law, the trustee and the paying agent, a written notice of the occurrence of the fundamental change and the resulting repurchase right. Such notice shall state, among other things, the event causing the fundamental change and the procedures you must follow to require us to repurchase your Debentures.
     The repurchase date will be a date specified by us in the notice of a fundamental change that is not less than 20 nor more than 35 calendar days after the date of the notice of a fundamental change.
     To exercise your repurchase right, you must deliver, prior to 5:00 p.m., New York City time, on the repurchase date, a written notice to the paying agent of your exercise of your repurchase right (together with the Debentures to be repurchased, if certificated Debentures have been issued). If you hold a beneficial interest in a global Debenture, your repurchase notice must comply with appropriate DTC procedures. The repurchase notice must state:
•	if you hold certificated Debentures, the Debentures certificate numbers;

•	the portion of the principal amount of the Debentures to be repurchased, which must be $1,000 or whole multiples thereof; and

•	that the Debentures are to be repurchased by us pursuant to the applicable provisions of the Debentures and the indenture.
     You may withdraw your repurchase notice at any time prior to 5:00 p.m., New York City time, on the repurchase date by delivering a written notice of withdrawal to the paying agent. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the Debentures listed in the repurchase notice. If you hold a beneficial interest in a global Debenture, your withdrawal notice must comply with appropriate DTC procedures. The withdrawal notice must state:
•	if you hold certificated Debentures, the certificate numbers of the withdrawn Debentures;

•	the principal amount of the withdrawn Debentures; and

•	the principal amount, if any, which remains subject to the repurchase notice.
     Payment of the repurchase price for Debentures for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Debentures, together with necessary endorsements, to the paying agent, as the case may be. Payment of the repurchase price for the Debentures will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the Debentures, as the case may be.
     If the paying agent holds on the business day immediately following the repurchase date cash sufficient to pay the repurchase price of the Debentures that holders have elected to require us to repurchase, then, as of the repurchase date:
•	the Debentures will cease to be outstanding and interest (including additional interest, if any) will cease to accrue, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the paying agent, as the case may be; and

•	all other rights of the holders of Debentures will terminate, other than the right to receive the repurchase price upon delivery or transfer of the Debentures.
     In connection with any repurchase, we will, to the extent applicable:
•	comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Debentures;

•	file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the Debentures; and

•	comply with all other federal and state securities laws in connection with any offer by us to repurchase the Debentures.
     This fundamental change repurchase right could discourage a potential acquirer of Trico Marine. However, this fundamental change repurchase feature is not the result of management’s knowledge of any specific effort to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions.
     Our obligation to repurchase the Debentures upon a fundamental change would not necessarily afford you protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders. We also could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change but would increase the amount of our (or our subsidiaries’) outstanding debt. The incurrence of significant amounts of additional debt could adversely affect our ability to service our then existing debt, including the Debentures.
Consolidation, Merger and Sale of Assets
     The indenture will provide that we may not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, convey, transfer or lease our property and assets substantially as an entirety to another person, unless:
•	either (a) we are the continuing corporation or (b) the resulting, surviving or transferee person (if other than us) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person assumes, by a supplemental indenture in a form reasonably satisfactory to the trustee, and a supplemental agreement, all of our obligations under the Debentures, the indenture and the registration rights agreement;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

•	we have delivered to the trustee certain certificates and opinions of counsel if so requested by the trustee.
     In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which Trico Marine is not the continuing corporation, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of, Trico Marine, and Trico Marine shall be discharged from its obligations, under the Debentures, the indenture and the registration rights agreement.
     This covenant includes a phrase relating to the sale, conveyance, transfer and lease of the property and assets of Trico Marine “substantially as an entirety.” There is no precise, established definition of the phrase “substantially as an entirety” under New York law, which governs the indenture and the Debentures, or under the laws of Delaware, Trico Marine’s state of incorporation. Accordingly, the ability of a holder of the Debentures to require us to repurchase the Debentures as a result of a sale, conveyance, transfer or lease of less than all of the property and assets of Trico Marine may be uncertain.

     An assumption by any person of Trico Marine’s obligations under the Debentures and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Debentures for new Debentures by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.
Events of Default; Notice and Waiver
     The following will be events of default under the indenture:
•	we fail to pay any interest (including additional interest, if any) on the Debentures when due and such failure continues for a period of 30 calendar days;

•	we fail to pay principal of the Debentures when due at maturity, or we fail to pay the redemption price or repurchase price in respect of any Debentures when due;

•	we fail to deliver cash and, if applicable, shares of our common stock (including any additional shares), upon the conversion of any Debentures and such failure continues for five days following the scheduled settlement date for such conversion;

•	we fail to provide notice of the anticipated effective date or actual effective date of a fundamental change on a timely basis as required in the indenture;

•	we fail to perform or observe any other term, covenant or agreement in the Debentures or the indenture for a period of 60 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Debentures then outstanding (or 180 days with respect to any failure to comply with the covenant described under “— Reports”);

•	a failure to pay when due (whether at stated maturity or otherwise) or a default that results in the acceleration of maturity of, any indebtedness for borrowed money in excess of $30 million of Trico Marine or any of our “significant subsidiaries” (which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Debentures then outstanding; or

•	certain events involving our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of any of our “significant subsidiaries” (which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X).
     We are required to notify the trustee promptly upon becoming aware of the occurrence of any default under the indenture known to us. The trustee is then required within 90 calendar days of becoming aware of the occurrence of any default to give to the registered holders of the Debentures notice of all uncured defaults known to it. However, the trustee may withhold notice to the holders of the Debentures of any default, except defaults in payment of principal or interest (including additional interest, if any) on the Debentures, if the trustee, in good faith, determines that the withholding of such notice is in the interests of the holders. We are also required to deliver to the trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the indenture, including whether or not any default has occurred.
     If an event of default specified in the last bullet point listed above occurs and continues with respect to us or any of our significant subsidiaries, the principal amount of the Debentures and accrued and unpaid interest (including additional interest, if any) on the outstanding Debentures will automatically become due and payable. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debentures may declare the principal amount of the Debentures and accrued and unpaid interest (including additional interest, if any) on the outstanding Debentures to be due and payable. Thereupon, the trustee may, in its discretion, proceed to protect and enforce the rights of the holders of the Debentures by appropriate judicial proceedings.
     After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the Debentures outstanding, by written notice to us and the trustee, may rescind and annul such declaration if:
•	we have paid (or deposited with the trustee a sum sufficient to pay) (1) all overdue interest (including additional interest, if any) on all Debentures; (2) the principal amount of any Debentures that have become due otherwise than by such declaration of acceleration; (3) to the extent that payment of such interest is lawful, interest upon overdue interest (including additional interest, if any); and (4) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•	all events of default, other than the non-payment of the principal amount and any accrued and unpaid interest (including additional interest, if any) that have become due solely by such declaration of acceleration, have been cured or waived.
     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of Debentures unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of Debentures may pursue any remedy with respect to the indenture or the Debentures unless:
(i)	such holder has previously given the trustee notice that an Event of Default is continuing;

(ii)	holders of at least 25% in principal amount of the outstanding Debentures have requested the trustee in writing to pursue the remedy;

(iii)	such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(iv)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(v)	the holders of a majority in principal amount of the outstanding Debentures have not given the trustee a direction inconsistent with such request within such 60-day period.
     Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Debentures are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
     Notwithstanding the foregoing, the indenture will provide that the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under the caption “— Reports,” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the 365 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the Debentures at an annual rate equal to 0.50% of the principal amount of the Debentures. This additional interest will be in addition to any additional interest that may accrue as a result of a registration default as described below under the caption “Registration Rights” and will be payable in the same manner as additional interest accruing as a result of a registration default. The additional interest will accrue on all outstanding Debentures from and including the date on which an event of default relating to a failure to comply with the reporting obligations in the indenture first occurs to but not including the 365th day thereafter (or such earlier date on which the event of default relating to the reporting obligations shall have been cured or waived). On such 365th day (or earlier, if the event of default relating to the reporting obligations is cured or waived prior to such 365th day), such additional interest will cease to accrue and the Debentures will be subject to acceleration as provided above if the event of default is continuing. The provisions of the indenture described in this paragraph will not affect the rights of holders of Debentures in the event of the occurrence of any other event of default and will have no effect on the rights of holders of Debentures under the registration rights agreement.
Waiver
     The holders of a majority in aggregate principal amount of the Debentures outstanding may, on behalf of the holders of all the Debentures, waive (including, without limitation, waivers obtained in connection with a purchase of, or tender offer or exchange offer for, Debentures) any past default or event of default under the indenture and its consequences, except:
•	our failure to pay principal of or interest (including additional interest, if any) on any Debentures when due;

•	our failure to convert any Debentures into cash and, if applicable, shares of common stock as required by the indenture;

•	our failure to pay the redemption price on the redemption date in connection with a redemption by us or the repurchase price on the repurchase date in connection with a holder exercising its repurchase rights; or

•	our failure to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding Debentures affected.
Modification
Changes Requiring Approval of Each Affected Holder
     The indenture (including the terms and conditions of the Debentures) may not be modified or amended without the written consent or the affirmative vote of the holder of each Debenture affected by such change to:
•	extend the maturity of any Debentures;

•	reduce the rate or extend the time for payment of interest (including additional interest, if any) on any Debentures;

•	reduce the principal amount of any Debentures;

•	reduce any amount payable upon redemption or repurchase of any Debentures;

•	impair the right of a holder to institute suit for payment of any Debentures;

•	change the currency in which any Debentures is payable;

•	change the redemption provisions in a manner adverse to the holders;

•	change our obligation to repurchase any Debentures at the option of the holder in a manner adverse to the holders;

•	change our obligation to repurchase any Debentures upon a fundamental change in a manner adverse to the holders;

•	except as provided in the indenture, adversely affect the right of a holder to convert any Debentures into cash and, if applicable, shares of our common stock or reduce the number of shares of our common stock or any other property, including cash, receivable upon conversion pursuant to the terms of the indenture; or

•	reduce the percentage of the Debentures required for consent to any modification of the indenture that requires the consent of each affected holder.
Changes Requiring Majority Approval
     The indenture (including the terms and conditions of the Debentures) may be modified or amended, except as described above, with the written consent or affirmative vote (including, without limitation, consents or votes obtained in connection with a purchase of, or tender offer or exchange offer for, Debentures) of the holders of a majority in aggregate principal amount of the Debentures then outstanding.
Changes Requiring No Approval
     The indenture (including the terms and conditions of the Debentures) may be modified or amended by us and the trustee, without the consent of the holder of any Debentures, to, among other things:
•	provide for conversion rights of holders of the Debentures and our repurchase obligations in connection with a fundamental change in the event of any reclassification of our common stock, merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entity;

•	secure the Debentures;

•	provide for the assumption of our obligations to the holders of the Debentures in the event of a merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entirety;

•	surrender any right or power conferred upon us;

•	add to our covenants for the benefit of the holders of the Debentures;

•	cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the indenture; provided that such modification or amendment does not adversely affect the interests of the holders of the Debentures in any material respect; provided, further, that any amendment made solely to conform the provisions of the indenture to the description of the Debentures contained in this prospectus will not be deemed to adversely affect the interests of the holders of the Debentures;

•	make any provision with respect to matters or questions arising under the indenture that we may deem necessary or desirable and that shall not be inconsistent with provisions of the indenture; provided that such change or modification does not, in the good faith opinion of our board of directors, adversely affect the interests of the holders of the Debentures in any material respect;

•	increase the conversion rate;

•	comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	adding guarantees of obligations under the Debentures;

•	make any changes or modifications necessary in connection with the registration of the Debentures under the Securities Act as contemplated in the registration rights agreement; provided that such change or modification does not adversely affect the interests of the holders of the Debentures in any material respect; and

•	provide for a successor trustee.
Other
     The consent of the holders of Debentures is not necessary under the indenture to approve the particular form of any proposed modification or amendment. It is sufficient if such consent approves the substance of the proposed modification or amendment. After a modification or amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the modification or amendment.
Debentures Not Entitled to Consent
     Any Debentures held by us or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the holders of the requisite aggregate principal amount of the outstanding Debentures have consented to a modification, amendment or waiver of the terms of the indenture.
Repurchase and Cancellation
     We may, to the extent permitted by law, repurchase any Debentures in the open market or by tender offer at any price or by private agreement. Any Debentures repurchased by us may, at our option, be surrendered to the trustee for cancellation, but may not be reissued or resold by us.
Satisfaction and Discharge
     We may discharge our obligations under the indenture governing the Debentures while Debentures remain outstanding, subject to certain conditions, if all outstanding Debentures have become due and payable and we have deposited with the trustee an amount sufficient to pay and discharge all such outstanding Debentures.
No Personal Liability of Managers, Directors, Officers, Employees and Stockholders
     No manager, director, officer, employee, incorporator or stockholder of the Trico Marine, as such, will have any liability for any obligations of Trico Marine under the Debentures or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Debentures by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures.
Reports
     We shall deliver to the trustee, within 15 days after filing with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which we are required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. For the avoidance of doubt, the foregoing is not intended to create any obligation to file reports timely with the Commission.
Information Concerning the Trustee and Common Stock Transfer Agent and Registrar
     We have appointed Wells Fargo Bank, National Association, the trustee under the indenture, as paying agent, conversion agent, Debentures registrar and custodian for the Debentures. The trustee or its affiliates may also provide other services to us in the ordinary course of their business. The indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the Debentures, the trustee must eliminate such conflict or resign.
     Mellon Investor Services LLC is the transfer agent and registrar for our common stock.
Governing Law
     The Debentures and the indenture are governed by, and construed in accordance with, the laws of the State of New York.
Calculations in Respect of the Debentures
     Except as otherwise provided herein, we will be responsible for making all calculations called for under the Debentures. These calculations include, but are not limited to, determinations of the sale price of our common stock, accrued interest payable on the Debentures and the conversion rate and conversion price. We or our agents will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on holders of the Debentures. We will provide a schedule of these calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward these calculations to any holder of the Debentures upon the request of that holder.
Form, Denomination and Registration
     The Debentures were issued:
•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and integral multiples of $1,000.
Global Debentures, Book-Entry Form
     The Debentures are evidenced by one or more global Debentures. We deposited the global Debentures with DTC and registered the global Debentures in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global Debenture may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.
     Beneficial interests in a global Debenture may be held through organizations that are participants in DTC (called “participants”). Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global Debentures to such persons may be limited.
     Beneficial interests in a global Debenture held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called “indirect participants”). So long as Cede & Co., as the nominee of DTC, is the registered owner of a global Debentures, Cede & Co. for all purposes will be considered the sole holder of such global Debentures. Except as provided below, owners of beneficial interests in a global Debenture:
•	are not entitled to have certificates registered in their names;

•	will not receive physical delivery of certificates in definitive registered form; and

•	are not considered holders of the global Debentures.
     We will pay principal of, premium, if any, and interest (including additional interest, if any) on, and the redemption price and the repurchase price of, a global Debenture to Cede & Co., as the registered owner of the global Debentures, by wire transfer of immediately available funds on the maturity date, each interest payment date or the redemption or repurchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:
•	for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global Debenture; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
     DTC has advised us that it will take any action permitted to be taken by a holder of the Debentures, including the presentation of the Debentures for conversion, only at the direction of one or more participants to whose account with DTC interests in the global Debentures are credited, and only in respect of the principal amount of the Debentures represented by the global Debentures as to which the participant or participants has or have given such direction.
     DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
     DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global Debenture among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. We will issue the Debentures in definitive certificated form if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934, as amended and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global Debenture may be exchanged for definitive certificated Debentures upon request by or on behalf of DTC in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under such Debentures or the indenture. The indenture permits us to determine at any time and in our sole discretion that Debentures shall no longer be represented by global Debentures. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global Debenture at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.
     Neither we, the trustee, registrar, paying agent nor conversion agent have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

REGISTRATION RIGHTS
     In connection with the initial private placement of the Debentures, we entered into a resale registration rights agreement with the initial purchasers of the Debentures for the benefit of the holders of the Debentures. Pursuant to the agreement, we agreed to, at our expense:
•	use reasonable best efforts to cause the shelf registration statement to become effective as promptly as is practicable, but in no event later than 180 days after the date of original issuance of the Debentures; and

•	use reasonable best efforts to keep the registration statement effective until the earliest of:
(1)	the date when the holders of transfer restricted Debentures and shares of common stock issued upon conversion of the Debentures, other than our affiliates, are able to sell all such securities immediately without restriction under Rule 144(k) under the Securities Act;

(2)	the date when all transfer restricted Debentures and shares of common stock issued upon conversion of the Debentures are registered under the shelf registration statement and sold pursuant thereto; or

(3)	the date when all transfer restricted Debentures and shares of common stock issued upon conversion of the Debentures have ceased to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).
     We are permitted to suspend the effectiveness of the shelf registration statement or the use of the prospectus that is part of the shelf registration statement during specified periods (not to exceed 45 days in any 90-day period, and not to exceed an aggregate of 90 days in any 360-day period) in specified circumstances, including circumstances relating to pending corporate developments. We need not specify the nature of the event giving rise to a suspension in any notice to holders of the Debentures of the existence of a suspension.
     The following requirements and restrictions will generally apply to a holder selling the securities pursuant to the shelf registration statement:
•	the holder will be required to be named as a selling security holder in the related prospectus;

•	the holder will be required to deliver a prospectus to purchasers;

•	the holder will be subject to some of the civil liability provisions under the Securities Act in connection with any sales; and

•	the holder will be bound by the provisions of the registration rights agreement which are applicable to the holder (including indemnification obligations).
     We refer to the Debentures and the common stock issuable on exchange, or purchase of the Debentures as “registrable securities.” Promptly upon request from any holder of registrable securities, we will provide a form of notice and questionnaire to be completed and delivered by that holder to us at least three business days before any intended distribution of registrable securities under the shelf registration statement. If we receive from a holder of registrable securities a completed questionnaire, together with such other information as may be reasonably requested by us, after the effectiveness of, this shelf registration statement, we will file an amendment to the shelf registration statement or supplement to the related prospectus to permit the holder to deliver a prospectus to purchasers of registrable securities. Any holder that does not complete and deliver a questionnaire or provide such other information will not be named as a selling security holder in this prospectus and therefore will not be permitted to sell any registrable securities under the shelf registration statement.
     This summary of the registration rights agreement is not complete. This summary is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement. See “Incorporation of Certain Documents by Reference” for information on obtaining a copy of the registration rights agreement.

DESCRIPTION OF CAPITAL STOCK
General
     Our authorized capital stock consists of twenty-five million shares of common stock, $0.01 par value per share, and five million shares of preferred stock, $0.01 par value per share, issuable in series. As of the date of this prospectus, 14,903,611 shares of our common stock were issued and outstanding, no shares of preferred stock were issued or outstanding, 617,439 shares of our common stock were reserved for issuance under the Trico Marine Services, Inc. Amended and Restated 2004 Stock Incentive Plan and 993,788 shares of our common stock were reserved for issuance upon exercise of our warrants. Our common stock is listed on The Nasdaq Global Market under the symbol “TRMA.”
     The following description of our capital stock is qualified in its entirety by reference to our Second Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws, copies of which are filed as exhibits to our Current Reports on Form 8-K filed on March 16, 2005 and April 10, 2007, respectively, which are incorporated by reference into this prospectus. References in this prospectus to our certificate of incorporation or bylaws means our certificate of incorporation and bylaws as amended.
Common Stock
     Each holder of common stock is entitled to one vote for each share of common stock held of record on all matters on which stockholders are entitled to vote; stockholders may not cumulate votes for the election of directors. Subject to the prior rights and preferences, if any, applicable to shares of the preferred stock that may be issued by us, holders of our common stock shall be entitled to receive such dividends as may be declared thereon by our board of directors at any time and from time to time. We have never paid cash dividends on our common stock and do not anticipate paying dividends for the foreseeable future. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of our company, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of preferred stock, the holders of our common stock shall be entitled to receive all of our remaining net assets available for distribution to our stockholders, ratably in proportion to the number of shares of our common stock held by them.
Preferred Stock
     Our board of directors has the authority, without approval of our stockholders, to issue shares of preferred stock in one or more series and to fix the designation, number of shares and rights, preferences and limitations of each series. The affirmative vote of at least five directors is required to approve any issuance of preferred stock. We may issue preferred stock only for cash consideration. Among the specific matters that may be determined by our board of directors are the dividend rights, the redemption price, if any, the terms of a sinking fund, if any, the amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, conversion rights, if any, and voting powers, if any. Holders of our preferred stock shall not be entitled to vote separately as a class with respect to any amendment to our certificate of incorporation (as amended) to increase the number of authorized shares of preferred stock.
     Series A Junior Participating Preferred Stock
     Designation and Amount. The shares of this series are designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock is 10,000 shares. As of May 17, 2007, we had no shares issued and outstanding of our Series A Preferred Stock.
     Redemption. The Series A Preferred Stock is non-redeemable by us.
     Exchange Rate. Upon the occurrence of a corporate event specified in the Certificate of Designation, we will under certain circumstances increase the exchange rate by a number of additional shares of common stock.
     Dividends and Distributions. Subject to the rights of the holders of any shares of any series of preferred stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of our common stock and of any other junior stock, are entitled to receive, when, as and if declared by our board of directors quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment in the Certificate of Designation, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of our common stock or a subdivision of the outstanding shares of our common stock, declared on our common stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event we declare or pay any dividend on our common stock payable in shares of our common stock, or effect a subdivision or combination or consolidation of the outstanding shares of our common stock (by reclassification or otherwise than by payment of a dividend in shares of our common stock) into a greater or lesser number of shares of our common stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after such event and the denominator of which is the number of shares of our common stock that were outstanding immediately prior to such event.
     We shall declare a dividend or distribution on the Series A Preferred Stock immediately after we declare a dividend or distribution on our common stock (other than a dividend payable in shares of our common stock); provided that, in the event no dividend or distribution shall have been declared on our common stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock will nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
     Except as provided in the Certificate of Designation, dividends will begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.
     Ranking. Our Series A Preferred Stock ranks, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of our preferred stock.
     Voting Rights. Subject to adjustment provisions in the Certificate of Designation of the Series A Preferred Stock, each share of Series A Preferred Stock entitles the holder thereof to 10,000 votes on all matters submitted to a vote of our stockholders. In the event we declare or pay any dividend on our common stock payable in shares of our common stock, or effect a subdivision or combination or consolidation of the outstanding shares of our common stock (by reclassification or otherwise than by payment of a dividend in shares of our common stock) into a greater or lesser number of shares of our common stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event will be adjusted as set forth in the Certificate of Designation. Except as otherwise provided in the Certificate of Designation, any other certificate of designation or bylaws, the holders of shares of Series A Preferred Stock and the holders of shares of our common stock and any other of our capital stock having general voting rights will vote together as one class on all matters submitted to a vote of our stockholders. Except as set forth in the Certificate of Designation, or as otherwise provided by law, holders of Series A Preferred Stock will have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of our common stock as set forth in the Certificate of Designation) for taking any corporate action.
Warrants
     Our warrants are exercisable for, in the aggregate, 998,858 shares of our common stock. The warrants are issued in two series, the Series A Warrants and the Series B Warrants. The Series A Warrants are exercisable until March 15, 2010 for, in the aggregate, 499,429 shares of our common stock, with a per share exercise price of $18.75. The Series B Warrants are exercisable until March 15, 2008 for, in the aggregate, 499,429 shares of our common stock, with an exercise price of $25.00. As of the date of this prospectus, 495,572 Series A Warrants and 496,350 Series B Warrants remain outstanding.
Certain Charter and Bylaw Provisions
     Classified Board of Directors. Our board of directors consists of three staggered classes of directors, to be as nearly equal in size as is possible, with each class to be elected by the holders of our common stock at every third annual meeting subsequent to the meeting at which they were duly elected.

     Board of Directors. Our certificate of incorporation provides that the number of directors shall be seven and shall thereafter be enlarged or reduced only with the approval of the holders of at least two-thirds of the voting power of all outstanding shares of our capital stock. Pursuant to our certificate of incorporation, a vote of a majority of all of our then-outstanding shares of capital stock entitled to vote at an election of directors is required to remove a director with cause and a vote of two-thirds of all of our then-outstanding shares of capital stock entitled to vote at an election of directors is required to remove a director without cause. Our certificate of incorporation also provides that newly created directorships resulting from an increase in the size of our board of directors and any vacancy occurring on our board of directors as a result of the removal of a director shall be filled by vote of our stockholders.
     Stockholder Action by Unanimous Consent. Our certificate of incorporation provides that stockholder action may be taken only at an annual or special meeting of our stockholders or by unanimous written consent of our stockholders. As a result, our stockholders may not act upon any matter except at a duly called meeting or by unanimous written consent.
     Amendments to the Certificate of Incorporation and Bylaws. Prior to March 15, 2008, the affirmative vote of the holders of at least two-thirds of the voting power of all of our then-outstanding shares of capital stock shall be required to adopt, amend or repeal any provision of our certificate of incorporation and, beginning on March 15, 2008, the affirmative vote of the holders of at least a majority of the voting power of all of our then-outstanding shares of capital stock shall be required to adopt, amend or repeal our certificate of incorporation. At any time, the affirmative vote of at least two-thirds of the voting power of all of our then-outstanding shares of capital stock shall be required to adopt, amend or repeal our bylaws. Our board of directors can adopt, amend or repeal our bylaws at any time.
     Advance Notice of Stockholder Nominations and Stockholder Business. Our bylaws permit our stockholders to nominate a person for election as a director or bring other matters before a stockholders’ meeting only if such stockholder (i) is a stockholder of record at the time of giving of notice required by our bylaws, (ii) shall be entitled to vote at such meeting and (iii) complies with the notice procedures set forth in our bylaws and described in more detail below.
     Stockholder Proposals. Notice from a stockholder intending to propose business (other than the nomination of directors) at a meeting of our stockholders must be furnished to our corporate secretary not less than 120 days prior to the anniversary of the preceding annual meeting of our stockholders if the stockholder wishes to have his proposal included in our proxy statement for such meeting, or not less than 30 days prior to the anniversary date of the proxy statement for the preceding annual meeting of our stockholders otherwise, subject to certain exceptions applicable principally to special meetings. The stockholder’s notice to our corporate secretary must contain as to each matter (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on our books, of the stockholder proposing such business, (iii) the acquisition date, the class and the number of shares of our voting stock which are owned beneficially by the stockholder, (iv) any material interest of the stockholder in such business and (v) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting.
     Stockholder Nominations. In the case of nominations for directors, the notice from the stockholder must be furnished to our corporate secretary, in the case of an annual meeting, not less than 30 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of our stockholders and, in the case of a special meeting, not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Such notice must also include as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected). At the request of any officer of our company, any person nominated by our board of directors for election as a director shall furnish to our corporate secretary the information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.
     With respect to a nomination for a director, the chairman of the meeting of stockholders shall, if facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures set forth in our bylaws. If the Chairman of our board of directors should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.
     Special Meetings of the Stockholders. Our bylaws permit special meetings of stockholders to be called for any purpose or purposes by the Chairman of our board, by our Chief Executive Officer, or by a majority of our board of directors. Our bylaws also require our Secretary to call a special meeting within fifteen days of receipt of a request from any three or more holders of record of our capital stock entitled to vote at such meeting, provided that: (i) each such holder is unaffiliated with the other and hold at least 1% of such stock, and (ii) that holders collectively hold at least 30% of such stock in the aggregate. Such notice is required to state the business proposed to be transacted at the special meeting, and business transacted at a special meeting shall be confined to the purpose(s) stated in such notice. Written notice of the place, date, hour and purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting. The notice may be delivered either personally or by mail.
     Section 203 of the DGCL. We are not subject to Section 203 of the Delaware General Corporation Law, which prohibits Delaware corporations from engaging in a wide range of specified transactions with any interested stockholder, defined to include, among others, any person other than such corporation and any of its majority owned subsidiaries who own 15% or more of any class or series of stock entitled to vote generally in the election of directors, unless, among other exceptions, the transaction is approved by (i) our board of directors prior to the date the interested stockholder obtained such status or (ii) the holders of two thirds of the outstanding shares of each class or series of stock entitled to vote generally in the election of directors, not including those shares owned by the interested stockholder.
     Limitation on Foreign Ownership of Our Stock. Our restated certificate of incorporation provides that no shares held by or for the benefit of persons who are non-U.S. citizens that are determined, collectively with all other shares so held, to be in excess of 24.99% of our outstanding capital stock (or any class thereof) are entitled to vote or to receive or accrue rights to any dividends or other distributions of assets paid or payable to the other holders of our capital stock. Those shares determined to be in excess of 24.99% shall be the shares determined by our board of directors to have become so owned most recently. In addition, our restated certificate of incorporation provides that, at the option of our board, we may redeem such excess shares for cash or for promissory notes of our company with maturities not to exceed ten years and bearing interest at the then-applicable rate for U.S. treasury instruments of the same tenor. U.S. law currently requires that less than 25% of the capital stock of our company (or of any other provider of domestic maritime support vessels) may be owned directly or indirectly by persons who are non-U.S. citizens. Ownership of 25% or more of our capital stock by non-U.S. citizens could result in the loss of our permits to engage in coastwise trade.
     Potential Anti-Takeover Effects. The separation of our board of directors into classes, the super-majority requirement for amending our certificate of incorporation and bylaws and for increasing the size of our board, the limitation of stockholder action by written consent to situations where such action is unanimous, our rights plan and the existence of authorized but unissued common stock and undesignated preferred stock each may have the effect of delaying, deferring or preventing a change in control of our company, and thereby protecting the continuity of our management.
Transfer agent and registrar
     Our transfer agent and registrar for the common stock is Mellon Investor Services LLC.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
     The following is a summary of certain material U.S. federal income tax consequences of the ownership of the Debentures and the shares of common stock into which the Debentures may be converted, as of the date hereof. This summary deals only with a Debenture or share of common stock held as a capital asset (generally, property held for investment) The summary is based upon the provisions of the Internal Revenue Code of 1986 (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be subject to different interpretations or may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their particular circumstances. This summary does not deal with special situations, such as:
•	tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, or traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding Debentures as a part of a hedging, integrated, conversion or constructive sale transaction, a straddle or other risk reduction transaction;

•	tax consequences to U.S. holders (as defined below) of Debentures or shares of common stock whose “functional currency” is not the U.S. dollar;

•	tax consequences to investors in partnerships and other pass-through entities;

•	alternative minimum tax consequences, if any;

•	tax consequences to expatriates and certain former U.S. citizens or long-term residents of the United States;

•	estate or gift tax consequences; and

•	any state, local or foreign tax consequences.
     If you are considering the purchase of Debentures, you should consult your tax advisor concerning the U.S. federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.
     As used herein, the term “U.S. holder” means a beneficial owner of Debentures or shares of common stock that is, for U.S. federal income tax purposes:
•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.
     A “non-U.S. holder” is a beneficial owner of Debentures or shares of common stock (other than a partnership) that is not a U.S. holder. If a partnership (including any entity classified as a partnership for U.S. federal income tax purposes) holds the Debentures or common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding the Debentures or common stock, you should consult your own tax advisors.

Consequences to U.S. holders
  Payment of interest
     Interest on a Debenture will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your usual method of accounting for tax purposes.
  Additional payments
     We may be required to pay additional amounts to you in certain circumstances described above under the heading “Registration Rights.” Because we believe that the likelihood that we will be obligated to make any such additional payments is remote, we intend to take the position (and this discussion assumes) that the Debentures will not be treated as contingent payment debt instruments due to the possibility of such additional amounts. Assuming our position is respected, additional amounts will generally be taxable to you at the time such payments are received or accrued in accordance with your usual method of accounting for tax purposes.
  Market Discount
     If you purchase a Debenture for an amount that is less than its issue price, subject to a de minimis exception you will be treated as having purchased the Debenture at a “market discount.” In such case, you will be required to treat any payment on, or any gain realized on the sale, exchange or other disposition of, the Debenture as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount accrued on the Debenture while held by you and not previously included in income; you also may be required to defer the deduction of all or a portion of any interest paid or accrued on indebtedness incurred or maintained to purchase or carry the Debenture. Alternatively, you may elect (with respect to the Debenture and all your other market discount obligations) to include market discount in income currently as it accrues. Market discount is considered to accrue ratably during the period from the date of acquisition to the maturity date of the Debenture, unless you elect to accrue market discount on the basis of a constant interest rate. Amounts includible in income as market discount are generally treated as ordinary interest income.
  Amortizable Bond Premium
     If you purchase a Debenture for an amount in excess of its principal amount, you will be treated as having purchased the Debenture with “amortizable bond premium” equal in amount to such excess. You may elect (with respect to the Debenture and all your other obligations with amortizable bond premium) to amortize such premium using a constant yield method over the remaining term of the Debenture and may offset interest income otherwise required to be included in respect of the Debenture during any taxable year by the amortized amount of such excess for the taxable year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the IRS. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on the disposition of the Debenture.
  Constant Yield Method
     In lieu of accounting for market discount and amortizable bond premium separately, you may elect to include in income all interest that accrues on the Debenture (including market discount and adjusted for amortizable bond premium) using a constant yield method under which the Debenture would be treated as if issued on your purchase date for an amount equal to your adjusted basis in the Debenture immediately after your purchase of the Debenture. Such an election will simplify the computation and reporting of income from a Debenture and will effectively permit you to report income using the accrual method and a constant yield.
  Sale, exchange, redemption or other disposition of Debentures
     Except as provided below under “— Exchange of Debentures into cash or common stock and cash” you will generally recognize gain or loss upon the sale, exchange, redemption or other disposition of a Debenture equal to the difference between the amount realized upon the sale, exchange, redemption or other disposition and your adjusted tax basis in the Debenture. Your tax basis in a Debenture will generally be equal to the amount you paid for the

Debenture, increased by any market discount included in gross income with respect to the Debenture and decreased by any amortizable bond premium and any payments received on the Debenture other than qualified stated interest.. For these purposes, the amount realized does not include any amount attributable to accrued interest, which amount would be taxable as interest (to the extent not previously included in your income) as described under “— Payment of interest” above. Any gain you recognize on a taxable disposition of the Debenture generally will be capital gain, except to the extent that there is accrued market discount on the Debenture that has not previously been included in your income, which will be treated as ordinary income as described under “—Market Discount,” above. Any capital gain or loss will be long-term capital gain or loss if you have held the Debenture for more than one year. Long-term capital gains of non-corporate holders currently are subject to reduced rates of taxation. Your ability to deduct capital losses may be limited.
  Exchange of Debentures into cash or common stock and cash
     If you receive solely cash in exchange for your Debentures upon conversion, your gain or loss generally will be determined in the same manner as if you disposed of the Debenture in a taxable disposition (as described above under “— Sale, exchange, redemption or other disposition of Debentures”).
     If you convert your Debentures into a combination of cash and stock, the tax treatment is not entirely certain. It is likely that the conversion will be treated as a recapitalization. Under such treatment, you will recognize gain, but not loss, equal to the excess, if any, of the fair market value of the common stock and cash received (except to the extent of amounts received with respect to accrued but unpaid interest, which will be treated as such, and cash received in lieu of a fractional share) over your adjusted tax basis in the Debenture (other than basis that is allocable to a fractional share), but in no event will the gain recognized exceed the amount of such cash received. Any such gain generally will be capital gain, except to the extent of any accrued market discount not previously included in income, which will be treated as ordinary income as discussed under “—Market Discount,” above. You will recognize gain or loss on the receipt of cash in lieu of a fractional share in an amount equal to the difference between the amount of cash you receive in respect of the fractional share and the portion of your adjusted tax basis in the Debenture that is allocable to the fractional share. The aggregate tax basis of the shares of common stock received upon a conversion, other than any shares of common stock received with respect to accrued but unpaid interest, will equal the adjusted tax basis of the Debenture that was converted (excluding the portion of the tax basis that is allocable to any fractional share), reduced by the amount of any cash received (other than cash received in lieu of a fractional share) and increased by the amount of gain, if any, recognized (other than with respect to a fractional share or cash received with respect to accrued but unpaid interest). Your holding period for these shares of common stock will include the period during which you held the Debentures. The tax basis of any shares of common stock received with respect to accrued but unpaid interest upon conversion will equal the then-current fair market value of that common stock. Your holding period for these shares of common stock will commence on the day after receipt.
     Alternatively, it is possible that the conversion could be treated as a partial taxable sale of the Debenture and a partial tax-free conversion of the Debenture. You should consult your tax advisor regarding the U.S. federal income tax consequences to you of the receipt of both cash and common stock upon conversion of a Debenture.
  Constructive distributions
     The conversion rate of the Debentures will be adjusted in certain circumstances as described in “Description of the Debentures — Conversion Procedures — Conversion Rate Adjustments.” Under Section 305(c) of the Code, adjustments (or failures to make adjustments) may in some circumstances result in a deemed distribution to holders of Debentures (or our common stock). Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the Debentures, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible conversion rate adjustments provided in the Debentures (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, you will be deemed to have received a distribution even though you have not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in the manner described below under “— Dividends.” It is not clear whether a constructive dividend deemed paid to you would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received. It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends.
  Dividends
     Distributions, if any, made on our common stock generally will be included in income as ordinary dividend income to the extent of our current and accumulated earnings and profits. However, with respect to individuals, for taxable years beginning before January 1, 2011, such dividends are generally taxed at the lower applicable long-term capital gains rates provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of your adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.
  Sale, exchange, redemption or other taxable disposition of common stock
     Upon the sale, taxable exchange, certain redemptions or other taxable disposition of our common stock, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) your adjusted tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period in the common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by non-corporate holders generally are subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.
  Possible effect of the change in conversion after a public acquirer change of control
     In certain situations, we may provide for the conversion of the Debentures into shares of a public acquirer (as described above under “Description of the Debentures — Conversion Procedures — Conversion After a Public Acquirer Change of Control”). Depending on the circumstances, such adjustments could result in a deemed taxable exchange to a holder and the modified Debenture could be treated as newly issued at that time. You should consult your tax advisor regarding the potential tax consequences of such a deemed exchange and the subsequent settlement of such a modified Debenture.
  Information reporting and backup withholding
     Information reporting requirements generally will apply to payments of interest on the Debentures and dividends on shares of common stock and to the proceeds of a sale of a Debenture or share of common stock paid to you, unless you are an exempt recipient, such as a corporation. Backup withholding will apply to those payments if you fail to provide your taxpayer identification number or otherwise fail to comply with applicable requirements to establish an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished timely to the Internal Revenue Service.
Consequences to non-U.S. holders
  Payments of interest
     The 30% U.S. federal withholding tax will not be applied to any payment to you of interest (including additional interest payable under the registration rights agreement) provided that:
•	interest paid on the Debenture is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•	you are not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•	(a) you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an Internal Revenue Service Form W-8BEN (or other applicable form)) or (b) you hold your Debentures through certain foreign intermediaries or certain foreign partnerships, and you and they satisfy the certification requirements of applicable Treasury regulations; and

•	you are not a bank whose receipt of interest on the Debentures is described in Section 881(c)(3)(A).
     Special certification rules apply to non-U.S. holders that are pass-through entities.
     If you cannot satisfy the requirements described above, payments of interest (including additional interest payable under the registration rights agreement) will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) Internal Revenue Service Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) Internal Revenue Service Form W-8ECI (or other applicable form) stating that interest paid on the Debentures is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States. If you are engaged in a trade or business in the United States and interest on the Debentures is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then (although you will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied) you will generally be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if you were a U.S. holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.
  Dividends and constructive distributions
     Any dividends paid to you with respect to the shares of common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate, see “Consequences to U.S. holders — Constructive distributions” above) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. In the case of any deemed dividend, it is possible that the U.S. federal tax on this dividend would be withheld from interest, shares of your common stock or sales proceeds subsequently paid or credited to you. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
     A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

  Sale, exchange, redemption, conversion or other disposition of Debentures or shares of common stock
     Gain on the sale, exchange, redemption or other taxable disposition of a Debenture (as well as upon the conversion of a Debenture into cash or into a combination of cash and stock) or common stock generally will not be subject to U.S. federal income tax unless:
•	that gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes during the shorter of your holding period or the 5-year period ending on the date of disposition of the Debentures or common stock, as the case may be.
     If you are described in the first bullet point above, you will be subject to tax on the net gain derived from the sale, exchange, redemption, conversion or other taxable disposition under regular graduated U.S. federal income tax rates. If you are a foreign corporation that falls under the first bullet point above, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty.
     If you are described in the second bullet point above, you will be subject to a flat 30% tax on the gain derived from the sale, exchange, redemption, conversion or other taxable disposition, which may be offset by U.S. source capital losses, even though you are not considered a resident of the United States.
     We believe that we are not and do not anticipate becoming a USRPHC for U.S. federal income tax purposes. Even if we are or were to become a USRPHC, so long as our common stock continues to be regularly traded on an established securities market, only a non-U.S. holder who owns within the time period described in the third bullet point above (i) more than 5% of the Debentures if the Debentures are regularly traded on an established securities market, (ii) Debentures with a value greater than 5% of our common stock as of the latest date such Debentures were acquired if the Debentures are not regularly traded on an established securities market, or (iii) actually or constructively, more than 5% of our common stock, will be subject to U.S. tax under the third bullet point above on the disposition thereof. It is uncertain whether the Debentures will be considered to be “regularly traded on an established securities market” for purposes of the test described in (i), above.
     Any stock which you receive on the sale, exchange, redemption, conversion or other disposition of a Debenture which is attributable to accrued interest will be subject to U.S. federal income tax in accordance with the rules for taxation of interest described above under “Consequences to non-U.S. holders — Payments of interest.”
Information reporting and backup withholding
     Generally, we must report annually to the Internal Revenue Service and to you the amount of interest and dividends paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.
     In general, you will not be subject to backup withholding with respect to payments of interest or dividends that we make to you, provided the statement described above in the last bullet point under “Consequences to non-U.S. holders — Payments of interest” has been received (and we do not have actual knowledge or reason to know that you are a United States person, as defined under the Code, that is not an exempt recipient).
     In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a Debenture or share of common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received (and we do not have actual knowledge or reason to know that you are a United States person, as defined under the Code, that is not an exempt recipient) or you otherwise establish an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished timely to the Internal Revenue Service.

ERISA CONSIDERATIONS
     The following is a summary of certain considerations associated with the purchase and holding of the Debentures and the common stock issuable upon conversion of the Debentures by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” (within the meaning of ERISA and any Similar Laws) of such plans, accounts and arrangements (each, a “Plan”).
General fiduciary matters
     ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice to an ERISA Plan for a fee or other compensation, is generally considered to be a fiduciary of the ERISA Plan.
     In considering an investment in the Debentures and the common stock issuable upon conversion of the Debentures by any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited transaction issues
     Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person, including a fiduciary, of an ERISA Plan who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.
     Whether or not the underlying assets of Trico Marine Services, Inc. are deemed to include “plan assets” as described below, the acquisition and/or holding of Debentures and the common stock issuable upon conversion of the Debentures by a Plan with respect to which we or the initial purchasers are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption including the new statutory service provider exemption under the recently enacted Pension Protection Act. Additionally, in this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the Debentures and the common stock issuable upon conversion of the Debentures. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.
     Because of the foregoing, the Debentures and the common stock issuable upon conversion of the Debentures should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or violate any applicable Similar Laws.
Plan asset issues

     Regulations promulgated under ERISA by the DOL (the “Plan Asset Regulations”) generally provide that when an ERISA Plan acquires an equity interest in an entity that is neither a “publicly-offered security” (as defined in the Plan Asset Regulations) nor a security issued by an investment company registered under the Investment Company Act, the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity. However, an ERISA Plan’s assets will not include an undivided interest in the underlying assets of the entity if it is established either that equity participation in the entity by “benefit plan investors” (as defined in ERISA) is not significant or that the entity is an “operating company” (as defined in the Plan Asset Regulations). The Plan Asset Regulations define an “equity interest” as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. There can be no assurances that the Debentures would be characterized as debt rather than equity by the DOL, the IRS or any other relevant authority, or under applicable local law, but in any event the common stock issuable upon conversion of the Debentures would be characterized as equity. If our assets were deemed to be “plan assets” under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us, and (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code.
     It is not anticipated that (i) the Debentures or the common stock issuable upon conversion of the Debentures will constitute “publicly offered securities” for purposes of the Plan Asset Regulations, (ii) we will be an investment company registered under the Investment Company Act, or (iii) we will be in a position to monitor whether investment in the Debentures or the common stock issuable upon conversion of the Debentures by benefit plan investors will be significant for purposes of ERISA. It is anticipated that we will qualify as an operating company within the meaning of the Plan Asset Regulations, although no assurances can be given in this regard.
Representation
     Accordingly, by its acceptance of a Debenture or the common stock issuable upon conversion of the Debenture, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the Debentures or the common stock issuable upon conversion of the Debentures constitutes assets of any Plan or (ii) the purchase and holding of the Debentures and the common stock issuable upon conversion of the Debentures by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
     The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering investing in the Debentures and the common stock issuable upon conversion of the Debentures on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable.

PLAN OF DISTRIBUTION
     The securities to be offered and sold using this prospectus are being registered to permit public secondary trading of these securities by the selling security holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling security holders of the securities offered by this prospectus. The aggregate proceeds to the selling security holders from the sale of the Debentures or the common stock issuable upon conversion of the Debentures will be the purchase price of the Debentures less any discounts and commissions. A selling security holder reserves the right to accept and, together with its agents, to reject, any proposed purchases of Debentures or common stock to be made directly or through agents.
     The Debentures and the common stock issuable upon conversion of the Debentures may be sold from time to time to purchasers directly by the selling security holders and their successors, which includes their transferees, pledgees or donees or their successors, or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers of the Debentures and the common stock issuable upon conversion of the Debentures. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.
     The selling security holders and any underwriters, broker-dealers or agents who participate in the distribution of the Debentures and the common stock issuable upon conversion of the Debentures may be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. To the extent any of the selling security holders are broker-dealers, they are, under the interpretation of the SEC, “underwriters” within the meaning of the Securities Act. Deutsche Bank Securities, Inc. has represented to us that it is a broker-dealer. Any profits on the sale of the Debentures and the common stock issuable upon the conversion of the Debentures by selling security holders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and “underwriters” within the meaning of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. If the selling security holders are underwriters, the selling security holders may be subject to certain statutory liabilities of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act. We will pay all expenses of the registration of the Debentures and the common stock issuable under the conversion of the Debentures pursuant to the registration rights agreement, estimated to be $62,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that if the Debentures and the common stock issuable upon conversion of the Debentures are sold through underwriters, broker dealers or agents, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions.
     The Debentures were issued and sold in February 2007 in transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144A under the Securities Act. Pursuant to the registration rights agreement filed as an exhibit to the registration statement of which this prospectus is a part, we have agreed to indemnify the initial purchasers, holders who have provided us with selling security holder questionnaires and each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) the initial purchasers or the holders who have provided us with selling security holder notices and questionnaires, from and against certain liabilities under the Securities Act or such persons will be entitled to contribution in connection with these liabilities. Pursuant to such registration rights agreement, the selling security holders have agreed, severally and not jointly, to indemnify us and each of our directors, officers and control persons from certain liabilities under the Securities Act or we will be entitled to contribution in connection with these liabilities.

LEGAL MATTERS
     The validity of the Debentures and the underlying shares of common stock issuable upon conversion of the Debentures has been passed upon for us by Vinson & Elkins LLP., Houston, Texas.
EXPERTS
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the reports, which contain an explanatory paragraph relating to the Company’s emergence from bankruptcy as described in Notes 1, 2 and 3 to the financial statements, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements, and other documents with the SEC under the Exchange Act. Our SEC filings and exhibits thereto are available to the public at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549.
     You can also obtain copies of these materials at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549. You can obtain information on the operation of the public reference facility by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available through our website at www.tricomarine.com but the information on our website is not a part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in the prospectus, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we close this offering. The documents we incorporate by reference are:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007;

•	Current Reports on Form 8-K filed on January 29, 2007, January 31, 2007, February 2, 2007, February 7, 2007, February 15, 2007, March 27, 2007 and April 10, 2007 (excluding the information furnished in Item 2.02 and Item 7.01 thereof, which is not deemed filed and which is not incorporated by reference herein);

•	Description of our common stock contained in our registration statement on Form 8-A filed on April 24, 1996 under Section 12 of the Exchange Act, as amended by Amendment No. 1 filed on April 28, 2005, and any further amendment to such registration statement or any other report that we may file in the future for the purpose of updating such description; and

•	Description of our preferred share purchase rights contained in our registration statement on Form 8-A filed on April 10, 2007 under Section 12 of the Exchange Act and any further amendment to such registration statement or any other report that we may file in the future for the purpose of updating such description.
     In addition, we incorporate by reference any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the Debentures to which this prospectus relates or the offering is otherwise terminated. The documents listed above (excluding the exhibits attached thereto unless those exhibits are specifically incorporated by reference into those documents) may be obtained free of charge by each person to whom a copy of this prospectus is delivered, upon written or oral request, by contacting us at:
Trico Marine Services, Inc.

3200 Southwest Freeway, Suite 2950
Houston, Texas 77027
Attention: Corporate Secretary
(713) 780-9926

PART II
Information Not Required in the Prospectus
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the various costs and expenses payable by us in connection with the issuance and distribution of the Debentures and the share of common stock being registered hereby. All of the amounts shown are estimates, except the SEC registration fee. We will bear all of these expenses.

Registration fee under the Securities Act	$4,605
Printing expenses *	$20,000
Legal fees and expenses*	$25,000
Accounting fees and expenses*	$10,000
Miscellaneous*	$2,395
Total	$62,000

*	Estimated solely for the purpose of this Item. Actual expenses may be more or less.
Item 15. Indemnification of Officers and Directors.
     Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
     Our bylaws provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of the Company.
     As permitted by the DGCL, the certificate of incorporation provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.
     In addition, we have entered into indemnification agreements with our directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements may require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors, other than liabilities arising from willful misconduct of culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors’ insurance if available on reasonable terms.

Item 16. Exhibits

Number	Exhibit
4.1	Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated March 16, 2005).

4.2	Certificate of Designation of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated April 10, 2007).

4.3	Fourth Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated April 10, 2007).

4.4	Rights Agreement, dated as of April 9, 2007, between the Company and Mellon Investor Services LLC, as Rights Agent, including the form of Certificate of Designation of Series A Junior Participating Preferred Stock of Trico Marine Services, Inc. attached thereto as Exhibit A, the form of Rights Certificate attached thereto as Exhibit B and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibit C (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated April 10, 2007).

4.5	Indenture, dated February 7, 2007 between the Company and Wells Fargo Bank, National Association, as trustee, including the form of Debenture (incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed on March 2, 2007).

4.6	Registration Rights Agreement, dated February 7, 2007 among the Company and the initial purchasers (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K filed on March 2, 2007).

4.7	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K dated March 16, 2005).

4.8	Registration Rights Agreement, dated as of March 16, 2005, by and among the Company and the Holders named therein (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 16, 2005).

4.9	Warrant Agreement, dated March 16, 2005 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated March 16, 2005).

4.10	Form of Series A Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on form 8-K/A dated March 21, 2005).

4.11	Form of Series B Warrant (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K/A dated March 21, 2005).

5.1*	Opinion of Vinson & Elkins L.L.P.

8.1*	Opinion of Vinson & Elkins L.L.P. as to tax matters.

12.1	Statement of Computation of Ratios (incorporated by reference to Exhibit 12.1 to the Company’s Annual Report on Form 10-K dated March 2, 2007).

23.1*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.2**	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney.

25.1*	Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee of Wells Fargo Bank, National Association (Form T-1).

*	Previously filed.

**	Filed herewith.
Item 17. Undertakings
A. The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to the information in this registration statement;
provided, however, that paragraphs A(l)(a) and A(l)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each of the post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against any liability (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.
     (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Trico Marine Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on this 18th day of May 2007.

TRICO MARINE SERVICES, INC.
By:	/s/ Trevor Turbidy
Name:	Trevor Turbidy
Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 18, 2007.

Signature	Title

/s/ Trevor Turbidy	President, Chief Executive Officer and Director
Trevor Turbidy	(Principal Executive Officer)

*	Vice President and Chief Financial Officer
Geoff A. Jones	(Principal Financial and Accounting Officer)

*	Director
Joseph S. Compofelice

*	Director
Per Staehr

*	Director
Richard A. Bachmann

*	Director
Edward C. Hutcheson, Jr.

*	Director
Myles W. Scoggins

*	Director
Kenneth M. Burke

*By:	/s/ Trevor Turbidy
Trevor Turbidy as attorney-in-fact

EXHIBIT INDEX

Number	Exhibit
4.1	Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated March 16, 2005).

4.2	Certificate of Designation of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated April 10, 2007).

4.3	Fourth Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated April 10, 2007).

4.4	Rights Agreement, dated as of April 9, 2007, between the Company and Mellon Investor Services LLC, as Rights Agent, including the form of Certificate of Designation of Series A Junior Participating Preferred Stock of Trico Marine Services, Inc. attached thereto as Exhibit A, the form of Rights Certificate attached thereto as Exhibit B and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibit C (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated April 10, 2007).

4.5	Indenture, dated February 7, 2007 between the Company and Wells Fargo Bank, National Association, as trustee, including the form of Debenture (incorporated by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed on March 2, 2007).

4.6	Registration Rights Agreement, dated February 7, 2007 among the Company and the initial purchasers (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K filed on March 2, 2007).

4.7	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K dated March 16, 2005).

4.8	Registration Rights Agreement, dated as of March 16, 2005, by and among the Company and the Holders named therein (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 16, 2005).

4.9	Warrant Agreement, dated March 16, 2005 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K dated March 16, 2005).

4.10	Form of Series A Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on form 8-K/A dated March 21, 2005).

4.11	Form of Series B Warrant (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K/A dated March 21, 2005).

5.1*	Opinion of Vinson & Elkins L.L.P.

8.1*	Opinion of Vinson & Elkins L.L.P. as to tax matters.

12.1	Statement of Computation of Ratios (incorporated by reference to Exhibit 12.1 to the Company’s Annual Report on Form 10-K dated March 2, 2007).

23.1*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.2**	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney.

25.1*	Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee of Wells Fargo Bank, National Association (Form T-1).

*	Previously filed.

**	Filed herewith.